UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Xilinx, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 24, 2009

Dear Xilinx Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders to be held on Wednesday, August 12, 2009 at 1:00 p.m. Pacific Daylight Time, at the headquarters of Xilinx, Inc. (“Xilinx” or the “Company”) located at 2050 Logic Drive, San Jose, California 95124. We look forward to your attendance either in person or by proxy. At this meeting, the agenda includes:

  the annual election of directors;

  a proposal to approve an amendment to the Company’s 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

  a proposal to approve an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 5,000,000 shares; and

  a proposal to ratify the appointment of our external auditors, Ernst & Young LLP.

The foregoing matters are more fully described in the attached proxy statement. The agenda will also include any other business that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends that you vote FOR the election of each of the director nominees nominated by the Board of Directors, FOR the increase in the number of shares in the Company’s Employee Qualified Stock Purchase Plan, FOR the increase in the number of shares in the Company’s 2007 Equity Incentive Plan, and FOR the ratification of appointment of Ernst & Young LLP as external auditors of the Company for the fiscal year ending April 3, 2010. Please refer to the proxy statement for detailed information on each of the proposals.

You may choose to vote your shares in one of the following ways: (1) via the Internet at Broadridge Investor Communication Solutions’ voting website (www.proxyvote.com); (2) telephonically by calling the telephone number shown in the proxy card; (3) by voting in person at the annual meeting; or (4) by requesting, completing and mailing in a paper proxy card, as outlined in the Notice Regarding Internet Availability of Proxy Materials.

The Xilinx 2009 Annual Meeting will be held solely to tabulate the votes cast and report the results of voting on the matters described in the attached proxy statement and any other business that may properly come before the meeting. Certain senior executives of Xilinx will be in attendance to answer questions following the Annual Meeting. However, no formal presentation concerning the business of Xilinx will be made at the Annual Meeting.

Whether or not you plan to attend, please take a few minutes now to vote online or via telephone or, alternatively, request a paper proxy card and mark, sign and date your proxy and return it by mail so that your shares will be represented.

Thank you for your continuing interest in Xilinx.

Very truly yours,

/s/ Moshe N. Gavrielov
Moshe N. Gavrielov
President and Chief Executive Officer

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, REQUEST, COMPLETE AND MAIL IN A PAPER PROXY CARD. PLEASE REFERENCE THE “PROXY VOTING; VOTING VIA THE INTERNET AND TELEPHONE” SECTION ON PAGE 2 FOR ADDITIONAL INFORMATION.

XILINX, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, August 12, 2009

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (“Xilinx” or the “Company”), will be held on Wednesday, August 12, 2009 at 1:00 p.m., Pacific Daylight Time, at the Company’s headquarters located at 2050 Logic Drive, San Jose, California 95124 for the following purposes:

     1. To elect the following eight nominees for director to serve on the Board of Directors for the ensuing year or until their successors are duly elected and qualified: Philip T. Gianos, Moshe N. Gavrielov, John L. Doyle, Jerald G. Fishman, William G. Howard, Jr., J. Michael Patterson, Marshall C. Turner and Elizabeth W. Vanderslice;

     2. To approve an amendment to our 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

     3. To approve an amendment to our 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 5,000,000 shares;

     4. To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx, for the fiscal year ending April 3, 2010; and

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on June 15, 2009 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. Certain senior executives of Xilinx will be in attendance to answer questions following the Annual Meeting, however, there will be no formal presentation concerning the business of Xilinx. However, to ensure your representation at the meeting, you are urged to vote as soon as possible.

You may vote your shares in one of the following ways: (1) via the Internet at Broadridge Investor Communication Solutions’ voting website (www.proxyvote.com); (2) telephonically by calling the telephone number shown in the proxy card; (3) by voting in person at the annual meeting; or (4) by requesting, completing and mailing in a paper proxy card, as outlined in the Notice Regarding Internet Availability of Proxy Materials (“Internet Notice”). If you have Internet access, we encourage you to record your vote on the Internet.

FOR THE BOARD OF DIRECTORS
/s/ Scott R. Hover-Smoot
Scott R. Hover-Smoot
Secretary

San Jose, California
June 24, 2009

THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE BEING PROVIDED ON OR ABOUT JUNE 24, 2009 IN CONNECTION WITH THE SOLICITATION OF PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF XILINX, INC. IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, REQUEST, COMPLETE AND MAIL IN A PAPER PROXY CARD. PLEASE REFERENCE THE “PROXY VOTING; VOTING VIA THE INTERNET AND TELEPHONE” SECTION ON PAGE 2 FOR ADDITIONAL INFORMATION.

XILINX, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement, the enclosed proxy card and the Annual Report on Form 10-K for the fiscal year ended March 28, 2009 (the “Form 10-K”) are being provided to stockholders of Xilinx, Inc., a Delaware corporation (“Xilinx” or the “Company”), on or about June 24, 2009 in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be used at the Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held on Wednesday, August 12, 2009 at 1:00 p.m., Pacific Daylight Time, at the Company’s headquarters, located at 2050 Logic Drive, San Jose, California 95124, and any adjournment or postponement thereof.

The cost of preparing, assembling and delivery of the notice of Annual Meeting, proxy statement and form of proxy and the solicitation of proxies will be paid by Xilinx. We have retained the services of The Altman Group to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. The estimated cost of such services is approximately $6,500 plus out-of-pocket expenses. Proxies may also be solicited in person, by telephone or electronically by Xilinx personnel who will not receive any additional compensation for such solicitation. We will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

We anticipate that the Notice Regarding Internet Availability of Proxy Materials (“Internet Notice”) will be mailed on or about June 24, 2009 to all stockholders entitled to vote at the meeting. This proxy statement and the Form 10-K have been made available to all stockholders entitled to vote at the Annual Meeting and who received an Internet Notice.

You may obtain paper copies of the proxy materials referenced above by following the instructions on the Internet Notice.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Internet Availability of Proxy Materials

The Securities and Exchange Commission (the “SEC”) has adopted rules that allow us to furnish our proxy materials to our stockholders through the Internet, rather than by mail. We believe that it is in the best interests of our stockholders to take advantage of these rules and reduce the expenses associated with printing and mailing proxy materials to all of our stockholders. In addition, as a corporate citizen, we want to reduce the use of natural resources and the environmental impact of printing and mailing the proxy materials. As a result, you will not receive hard copies of the proxy materials unless you specifically request them.

The Internet Notice provides instructions on how you can (1) access the proxy materials on the Internet, (2) access your proxy and (3) vote on the Internet. If you would like to receive hard copies of the proxy materials, please follow the instructions on the Internet Notice. If you share an address with another stockholder and received only one Internet Notice, you may write or call us to request a separate copy of the proxy materials at no cost to you.

Voting

Each stockholder is entitled to one vote for each share of Xilinx common stock (“Common Stock”) held by such stockholder as of the Record Date (as defined below) with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Record Date

Only stockholders of record at the close of business (5:00 p.m., Eastern Daylight Time) on June 15, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. For information regarding holders of more than 5% of the outstanding Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Shares Outstanding

As of the close of business on May 15, 2009 there were 275,531,109 shares of Common Stock outstanding. The closing price of the Company’s Common Stock on May 15, 2009, as reported by the NASDAQ Global Select Market (“NASDAQ”) was $18.92 per share.

Proxy Voting; Voting via the Internet and Telephone

Shares of Common Stock for which proxy cards are properly voted via the Internet, by telephone or properly executed and returned, will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein, “FOR” the approval of the amendment to the Company’s 1990 Employee Qualified Stock Purchase Plan, “FOR” the approval of the amendment to the Company’s 2007 Equity Incentive Plan, and “FOR” the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s external auditors for fiscal year 2010. It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail. To vote by mail, you must follow the instructions on the Internet Notice to request hard copies of the proxy materials and then mail in a paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, reduces the use of natural resources and saves significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. For further instructions on voting, see the Internet Notice and your proxy card. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Annual Meeting.

If at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name.” The broker, bank or other agent holding your shares in that account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent prior to the Annual Meeting.

Householding

In an effort to conserve natural resources and reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Internet Notice unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies.

If you share an address with another stockholder and received only one Internet Notice and would like to request a copy of the proxy materials, please send your request to: Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, Attn: Investor Relations, call Investor Relations at (408) 879-5198, or visit the Company’s website at www.investor.xilinx.com. Xilinx will deliver a separate copy of these materials promptly upon receipt of your written or oral request.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of Common Stock as of the Record Date. Shares of Common Stock entitled to vote and represented at the Annual Meeting by proxy or in person will be tabulated by the inspector of elections appointed for the Annual Meeting and counted towards the quorum. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Votes Counted; Abstentions; Broker Non-Votes

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Against” votes and abstentions with respect to the election of directors and, with respect to any proposals other than the election of directors, “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will have no effect on the outcome of the election of directors but will be counted as “Against” votes with respect to any proposals other than the election of directors. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares of Common Stock are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions, under the rules that govern brokers who are record owners of shares that are held in street name for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. Proposal One (election of directors) and Proposal Four (ratification of external auditors) are routine matters. Proposal Two (amendment to the 1990 Employee Qualified Stock Purchase Plan) and Proposal Three (amendment to the 2007 Equity Incentive Plan) are non-routine matters.

Vote Required

With respect to the election of directors, each nominee for Director receiving more votes “for” than votes “against” shall be elected as a Director. Shares not present and shares voting “abstain” will have no effect on the election of directors.

The affirmative vote of a majority of the shares of Common Stock present and entitled to vote either in person or by proxy will be required to (i) approve the amendment to the Company’s 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares; (ii) approve the amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares to be reserved for issuance thereunder by 5,000,000 shares; and (iii) ratify the appointment of Ernst & Young LLP as external auditors for fiscal year 2010. Abstentions will have the effect of a vote against approval of the amendment to the 1990 Employee Qualified Stock Purchase Plan, against approval of the amendment to the 2007 Equity Incentive Plan and against the ratification of Ernst & Young LLP. Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

In the absence of instructions, shares of Common Stock represented by valid proxies shall be voted in accordance with the recommendations of the Board as shown on the proxy.

Revocability of Proxies

A stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company, at 2100 Logic Drive, San Jose, California 95124, a written notice of revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, be sufficient to revoke a proxy. Any stockholder owning Common Stock in street name wishing to revoke his or her voting instructions must contact the bank, brokerage firm or other custodian who holds his or her shares and obtain a legal proxy from such bank or brokerage firm to vote such shares in person at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be eligible for inclusion in the Company’s proxy statement for the Company’s 2010 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company at our principal executive offices at 2100 Logic Drive, San Jose, California, 95124 no later than February 24, 2010. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary of the Company at our principal executive offices no later than May 10, 2010. In addition, the Company’s Prior Notice For Inclusion on Agenda Bylaw provision requires that stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the Company’s Bylaws, not later than May 16, 2010 and not earlier than April 16, 2010; provided however, that if the Company’s 2010 annual meeting of stockholders is called for a date that is not within 25 days before or after the anniversary of the Annual Meeting, then to be considered timely, stockholder proposals must be received by the Secretary of the Company at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the Company’s 2010 annual meeting of stockholders was mailed or publicly disclosed, whichever occurs first. The full text of the Company’s Prior Notice for Inclusion on Agenda Bylaw provision described above may be obtained by writing to the Secretary of the Company.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board of Directors has nominated the eight individuals named below, each of whom is currently serving as a director ("Director") of the Company, to be elected as a Director at the Annual Meeting. The term of office of each person elected as a Director will continue until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the Company’s eight nominees named below. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill the vacancy. The Company is not aware of any nominee who will be unable to serve as a Director.

		Director
Name of Nominee	Age	Since
Philip T. Gianos	59	1985
Moshe N. Gavrielov	54	2008
John L. Doyle	77	1994
Jerald G. Fishman	63	2000
William G. Howard, Jr.	67	1996
J. Michael Patterson	63	2005
Marshall C. Turner	67	2007
Elizabeth W. Vanderslice	45	2000

Mr. Gianos has served as Chairman of the Board since February 2009. Mr. Gianos has been an investor with InterWest Partners, a venture capital firm focused on information technology and life sciences, since 1982 and a General Partner since 1984. Prior to joining InterWest Partners, Mr. Gianos was with IBM Corporation, an information technology company, for eight years in engineering management.

Mr. Gavrielov joined the Company in January 2008 as President and CEO and was appointed to the Board of Directors in February 2008. Prior to joining the Company, he served at Cadence Design Systems, Inc., an electronic design automation company, as Executive Vice President and General Manager of the Verification Division from April 2005 through November 2007. Mr. Gavrielov served as CEO of Verisity Ltd., an electronic design automation company, from March 1998 to April 2005 prior to its acquisition by Cadence Design Systems, Inc. Prior to joining Verisity, Mr. Gavrielov spent nearly 10 years at LSI Corporation (formerly LSI Logic Corporation), a semiconductor manufacturer, in a variety of executive management positions, including Executive Vice President of the Products Group, Senior Vice President and General Manager of International Marketing and Sales and Senior Vice President and General Manager of LSI Logic Europe plc. Prior to joining LSI Corporation, Mr. Gavrielov held various engineering and engineering management positions at Digital Equipment Corporation and National Semiconductor Corporation.

Mr. Doyle joined the Company’s Board in 1994. Mr. Doyle held numerous positions at Hewlett-Packard Company, a technology solutions provider, including executive management, from 1976 to 1991. Mr. Doyle is an independent consultant and has served as a director of Analog Devices, Inc., a semiconductor manufacturer, since 1987.

Mr. Fishman has been President and CEO of Analog Devices, Inc., since November 1996. Mr. Fishman also serves as a director of Analog Devices, Inc. and Cognex Corporation, a supplier of machine vision sensors and systems. Please refer to “Other Matters” at the end of this proxy statement for additional information regarding an SEC order concerning Analog Devices, Inc. and Mr. Fishman.

Dr. Howard has worked as an independent consultant for various semiconductor and microelectronics companies since December 1990. From October 1987 to December 1990, Dr. Howard was a senior fellow at the National Academy of Engineering conducting studies of technology management. Dr. Howard held various management positions at Motorola, Inc., a wireless and broadband communications company, between 1969 and 1987 including Senior Vice President and Director of Research and Development. Dr. Howard also serves as Chairman of the Board of Ramtron International Corporation, a manufacturer of memory products.

Mr. Patterson was employed by PricewaterhouseCoopers (“PWC”), a public accounting firm, from 1970 to 2001. The positions he held during his 31-year career at PWC include chair of the national high tech practice, chair of the semiconductor tax practice, department chair for PWC’s Silicon Valley tax practice and managing partner of PWC’s Silicon Valley office. Mr. Patterson serves on a few boards of private companies and advises charitable organizations.

Mr. Turner served as interim CEO of MEMC Electronic Materials, a manufacturer of silicon wafers for semiconductor and solar power applications, from November 2008 until March 2009, and is a member of the company’s Board of Directors. Mr. Turner served as Chairman and CEO of Dupont Photomasks, Inc., a manufacturer of photomasks for semiconductor chip fabricators, from June 2003 until its sale in April 2005, and then as President and CEO of the company, renamed “Toppan Photomasks, Inc.,” through May 2006. Mr. Turner is also a member of the board of directors of the AllianceBernstein Funds, a group of 34 mutual fund entities.

Ms. Vanderslice served as a General Manager of Terra Lycos, Inc., an Internet access and interactive content provider, from July 1999 until July 2001. Prior to joining Terra Lycos, Ms. Vanderslice was a Vice President of Wired Digital, Inc., an online services company, beginning in 1995 and served as its President and CEO from 1996 through June 1999 when she led its acquisition by Terra Lycos. Prior to joining Wired Digital, Ms. Vanderslice served as a principal in the investment banking firm Sterling Payot Company and in 1994 became a Vice President at H. W. Jesse & Co., a San Francisco investment banking and business strategy-consulting firm spun off from Sterling Payot.

There are no family relationships among the executive officers of the Company or the Board.

Required Vote

Each nominee receiving more votes “for” than “against” shall be elected as a Director. If you do not wish your shares to be voted with respect to a nominee, you may “abstain”, in which case your shares will have no effect on the election of that nominee.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL TWO

AMENDMENTS TO 1990 EMPLOYEE QUALIFIED
STOCK PURCHASE PLAN

The Company’s 1990 Employee Qualified Stock Purchase Plan (the “ESPP”) provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock at a discounted price through payroll deductions. During the fiscal year ended March 28, 2009, the Company issued 2,211,311 shares of Common Stock under the ESPP. As of March 28, 2009, a total of 7,636,389 shares remained available for issuance under the ESPP, not including the 2,000,000 additional shares of Common Stock that would be authorized if the amendment described below is approved.

Proposal

At the Annual Meeting, the stockholders will be asked to approve an amendment to the ESPP to increase by 2,000,000 the maximum number of shares of Common Stock that may be issued under the plan.

Unless a sufficient number of shares are authorized and reserved under the ESPP at the beginning of each offering period (August 1 and February 1) to cover the number of shares purchased throughout its entire 24-month term, the Company may incur additional compensation expense for financial statement purposes for each period in which the sale of shares is dependent on obtaining stockholder approval of an additional share authorization. The Board believes an additional 2,000,000 shares will be necessary to provide for offering periods commencing before the next annual meeting of stockholders.

On May 14, 2009, subject to stockholder approval, the Board adopted amendments to the ESPP to increase the number of shares authorized for issuance under the plan by 2,000,000. If the amendment is approved by the stockholders, the total number of shares available for issuance under the ESPP immediately following such approval will be 9,636,389.

The Board believes that participation by the Company’s employees in the ESPP promotes the success of the Company’s business through broad-based equity ownership among the employees. The Board further believes that the ESPP is an integral component of the Company’s benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company’s Common Stock.

As long as the ESPP remains in effect, the Company will ask the stockholders each year for the number of additional shares required to meet the Company’s projected share commitments for offering periods beginning before the next annual meeting of stockholders.

Subject to the eligibility requirements described below, most of the Company’s 3,145 employees (as of March 28, 2009) are eligible to participate in the ESPP. As of March 28, 2009, approximately 77% of the Company’s employees were participating in the ESPP.

Summary of the 1990 Employee Qualified Stock Purchase Plan, as Amended

A summary of the material terms of the ESPP, as amended, is set forth below and is qualified, in its entirety, by the full text of the plan set forth in Appendix A to our 2009 proxy statement as filed with the SEC and available for viewing without charge at its website at www.sec.gov. A copy of the ESPP can be obtained from us at no charge upon request.

     Purpose

The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

     Administration

The ESPP may be administered by the Board or a committee appointed by the Board. All questions of interpretation of the ESPP are determined by the Board or its committee, whose decisions are final and binding upon all participants. Currently, the Compensation Committee administers the ESPP.

     Authorized Shares

Currently, a maximum of 40,540,000 shares of our Common Stock are authorized for issuance under the ESPP, of which 7,636,389 shares of our Common Stock remained available for future issuance as of March 28, 2009, subject to appropriate adjustments in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. The Board has amended the ESPP, subject to stockholder approval, to authorize an additional 2,000,000 shares for issuance under the ESPP, which would result in a total of 9,636,389 shares of our Common Stock being available for future purchases.

     Eligibility

Subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), any person who is employed by the Company (or any designated subsidiary) as of the commencement of an offering period under the ESPP and is customarily employed for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the offering period. Eligible employees may become participants in the ESPP by delivering to the Company a subscription agreement authorizing payroll deductions on or before the first day of the applicable offering period. As of March 28, 2009, most of the Company’s 3,145 employees, including eight current executive officers, were eligible to participate in the ESPP.

     Offering Periods

The ESPP is implemented by consecutive and overlapping 24-month offering periods, with a new offering period commencing on or about the first day of February and August of each year. The Board may change the duration of any offering period without stockholder approval, provided that no offering period may exceed 27 months in duration.

     Purchase Price

Each 24-month offering period consists of four exercise periods of six months’ duration. The last day of each exercise period, which occurs on or about January 31 and July 31 of each year, is an exercise date on which each participant in the offering period acquires shares. The purchase price of the shares offered under the ESPP in a given exercise period is the lower of 85% of the fair market value of the Common Stock on the first date of the offering period containing that exercise period or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock on such date as reported by NASDAQ. On March 27, 2009, the last trading day of the fiscal year, the closing price of our Common Stock as reported on NASDAQ was $19.49 per share.

     Payroll Deductions

The purchase price for the shares is accumulated through payroll deductions during each offering period. Payroll deductions commence on the first payday following the commencement of an offering period and end on the last exercise date of the offering period, unless sooner terminated as provided in the ESPP. A participant may not authorize deductions of more than 15% or less than 2% of the participant’s eligible compensation, which is defined by the ESPP to include all regular straight time earnings and any payments for overtime, shift premiums, incentive compensation, bonuses, commissions or other compensation for a given offering period. The Company may limit a participant’s payroll deductions in any calendar year as necessary to avoid accumulating an amount in excess of the maximum amount the Tax Code permits to be applied toward the purchase of shares in any offering under the ESPP. A participant may discontinue participating in the ESPP, or may decrease the rate of payroll deductions during the offering period. Upon withdrawal from the ESPP, the Company will refund, without interest, the participant’s accumulated payroll deductions not previously applied to the purchase of shares.

     Grant and Exercise of Purchase Right

In general, the maximum number of shares subject to purchase by a participant in an exercise period is that number determined by dividing the amount of the participant’s total payroll deductions accumulated prior to the relevant exercise date by the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or on the exercise date. However, the maximum number of shares a participant may purchase in any offering period is a number determined by dividing $50,000 by the fair market value of a share of Common Stock on the first day of the offering period. Unless a participant withdraws from the ESPP, the participant’s right to purchase shares is exercised automatically on each exercise date for the maximum number of whole shares that may be purchased at the applicable price.

No employee will be permitted to subscribe for shares under the ESPP if, immediately after the grant of a purchase right, the employee would own and/or hold purchase rights to acquire 5% or more of the voting securities of the Company. Further, no employee may be granted a purchase right which would permit the employee to accrue a right to purchase more than $25,000 worth of stock (determined by the fair market value of the shares at the time the purchase right is granted) for each calendar year in which the purchase right is outstanding at any time.

     Automatic Transfer to Low Price Offering Period

In the event that the fair market value of the Company’s Common Stock on any exercise date (other than the last exercise date of an offering period) is less than on the first day of the offering period, all participants will be withdrawn from the offering period after the exercise of their purchase right on such exercise date and enrolled as participants in a new offering period commencing on or about the day following such exercise date. A participant may elect to remain in the previous offering period by filing a written statement declaring such election prior to the time of the automatic change to the new offering period.

     Withdrawal; Termination of Employment

A participant may withdraw all, but not less than all, payroll deductions credited to his or her account but not yet used to exercise a purchase right under the ESPP at any time by signing and delivering to the Company a notice of withdrawal from the ESPP. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant’s interest in that offering period. The failure to remain in the continuous employment of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering period.

     Transferability

No rights or accumulated payroll deductions of a participant under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the ESPP) and any attempt to so assign or transfer may be treated by the Company as an election to withdraw from the ESPP.

     Adjustments upon Changes in Capitalization

In the event any change is made in the Company’s capitalization pursuant to a stock split or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, proportionate adjustments will be made by the Board to the number of shares authorized for issuance under the ESPP and subject to each outstanding purchase right and in the purchase price per share.

In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with another corporation, the acquiring or successor corporation or its parent may assume the purchase rights outstanding under the ESPP or substitute equivalent purchase rights for the acquiror’s stock, provided that the Board may instead accelerate the exercise date of all offering periods then in progress to a date prior to the transaction.

     Amendment or Termination

The Board may at any time and for any reason amend or terminate the ESPP, except that (other than in limited circumstances set forth in the ESPP) termination will not affect purchase rights previously granted, and no amendment may make any change in any purchase right previously granted that adversely affects the participant’s rights. Stockholder approval must be obtained for any amendment to the extent necessary to comply with applicable law. Under its current terms, the ESPP will expire on January 26, 2030.

Federal Tax Information

The following summary of the effect of United States federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP does not purport to be complete, and reference should be made to the applicable provisions of the Tax Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Tax Code. Under these provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the length of time the shares have been held by the participant. If the shares have been held by the participant for more than two years after the date of grant of the purchase right and more than one (1) year after the date on which the shares were purchased, then the purchaser will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally equal to the excess of the fair market value of the purchased shares on the date of the purchase over the purchase price. Any additional gain or loss on the sale will be a capital gain or loss, which will be either long-term or short-term depending on the actual period for which the shares were held. The Company is entitled to a deduction for amounts taxed as ordinary income reported by participants upon disposition of shares within two years from date of grant or one year from the date of acquisition.

New Plan Benefits

The number of shares that may be purchased under the ESPP will depend on each participant’s voluntary election to participate and on the fair market value of the Common Stock of the Company on future purchase dates, and therefore the actual number of shares that may be purchased by any individual is not determinable. No purchase rights have been granted and no shares of Common Stock of the Company have been issued with respect to the 2,000,000 additional shares for which stockholder approval is being sought.

Number of Shares Purchased by Certain Individuals and Groups

The following table sets forth (i) the aggregate number of shares of Common Stock of the Company purchased under the ESPP by the listed persons and groups during fiscal 2009, and (ii) the market value of shares purchased pursuant to the ESPP on the date of such purchase, minus the purchase price of such shares thereunder for the individuals and groups listed below:

Employee Stock Purchase Plan

	Dollar Value	Number of
Name and Position	($)	Shares
Moshe N. Gavrielov	8,064	2,143
President and CEO
Jon A. Olson	3,748	1,483
Senior Vice President, Finance and Chief Financial Officer
Victor Peng	—	—
Senior Vice President, Programmable Platforms Development
Vincent F. Ratford	—	—
Senior Vice President, Worldwide Marketing
Frank A. Tornaghi	8,064	2,143
Senior Vice President, Worldwide Sales
Iain M. Morris	—	—
(Former) Executive Vice President and General Manager
Boon C. Ooi	—	—
(Former) Senior Vice President, Worldwide Operations and
Business Process Reengineering
All current executive officers, as a group	25,509	7,853
All Directors who are not executive officers, as a group (l)	N/A	N/A
All employees who are not executive officers, as a group	10,265,888	2,203,458
____________________

(1)	Non-employee Directors are not eligible to participate in the ESPP.

Required Vote

Affirmative votes constituting a majority of the shares present or represented by proxy and entitled to vote on this proposal will be required to approve this proposal. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of this vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S
EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON
STOCK RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES.

PROPOSAL THREE

AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN

Proposal

At the Annual Meeting, the stockholders are being requested to approve an amendment to the 2007 Equity Incentive Plan (the “2007 Equity Plan”), to increase by 5,000,000 the number of shares of Common Stock authorized for issuance to a new total of 24,000,000 shares.

The 2007 Equity Plan was adopted by the Company’s Board on May 3, 2006, and approved by stockholders at the Annual Stockholders Meeting in July 2006. The 2007 Equity Plan, which became effective on January 1, 2007, replaced the Company’s 1997 Stock Plan and Supplemental Stock Option Plan. The prior plans have been terminated.

Each year we evaluate the performance and compensation of each Company employee. Following this evaluation, we make appropriate adjustments to the compensation of a substantial number of Company employees. These compensation adjustments are typically made in July and include the grant of additional equity awards as appropriate. We refer to this process as our annual “Focal Review.” Our fiscal 2010 Focal Review will occur this July 2009, and our fiscal 2011 Focal Review will occur next July 2010. This means that we will go through two Focal Review periods before obtaining stockholder approval of the additional shares we request this year. Over the past several years, we have used an average of 5,000,000 shares in each Focal Review. We currently have 10,958,519 shares available for grant. Therefore, we anticipate that we will use the majority of the shares currently available in connection with our fiscal 2010 Focal Review and fiscal 2011 Focal Review, as well as for new hire and promotion grants throughout the year. Given the timing of when we issue this proxy statement and when we hold our annual meeting, we are seeking stockholder approval of a 5,000,000 share increase in the number of shares available under the 2007 Equity Plan at the 2009 Annual Meeting in order to ensure that we will have a sufficient number of authorized shares available to meet the requirements of our equity compensation program over the next two years.

Key Terms of the 2007 Equity Plan

The following is a summary of the key provisions of the 2007 Equity Plan.

Plan Term:	January 1, 2007 to December 31, 2013

Eligible Participants:	Employees, consultants and non-employee directors of Xilinx and its subsidiaries are eligible to receive awards under the 2007 Equity Plan.

Shares Authorized:

Currently, 19,000,000 shares of Common Stock are authorized, of which 11,051,905 remain available for grant as of March 28, 2009. If the stockholders approve the proposed amendment, a total of 24,000,000 shares will be authorized and 16,051,905 will be available for future grants, subject to adjustment to reflect stock splits and similar events.

Award Types:	Non-qualified and incentive stock options Restricted stock awards Restricted stock units (“RSUs”) Stock appreciation rights (“SARs”)

Award Limits:	A participant may receive:

  No more than 4,000,000 shares subject to options or SARs, in the aggregate

  No more than 2,000,000 shares subject to awards other than options and SARs

  Awards that may be settled in cash for no more than $6,000,000 in the aggregate

Award Terms:	Stock options and SARs must expire no more than seven years from the date of grant.

Exercise Price:

The exercise price of stock options or SARs may not be less than 100% of the fair market value of our Common Stock on the date of grant. Repricing of under water options or SARs, whether by directly lowering the exercise price, by canceling an option or SAR in exchange for a new option or SAR having a lower exercise price, or by substituting a full value award in place of the option or SAR is not permitted without stockholder approval.

The Board believes that participation in the 2007 Equity Plan by the employees, consultants, and non-employee directors of the Company and its designated subsidiaries worldwide promotes the success of the Company’s business through equity ownership. The Board further believes that the 2007 Equity Plan is an integral component of the Company’s benefits program intended to provide its employees, consultants, and non-employee directors with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company’s Common Stock. Therefore, the Board unanimously adopted on May 14, 2009, subject to stockholder approval, an amendment to increase the maximum number of shares of Common Stock authorized under the 2007 Equity Plan by 5,000,000 shares to a total of 24,000,000 shares to ensure that the Company will continue to have available a reasonable number of shares for its equity program.

Summary of the 2007 Equity Plan, as Amended

A summary of the material terms of the 2007 Equity Plan, as amended, is set forth below and is qualified, in its entirety, by the full text of the 2007 Equity Plan set forth in Appendix B to our 2008 proxy statement as filed with the SEC and available for viewing without charge at its website at www.sec.gov. A copy of the 2007 Equity Plan can be obtained from us at no charge upon request.

     Purpose

The purpose of the 2007 Equity Plan is to attract and retain the services of employees, consultants, and non-employee directors of the Company and its subsidiaries, and to provide such persons with a proprietary interest in the Company through the granting of options, RSUs, SARs and restricted stock.

     Administration

The Compensation Committee of the Board administers the 2007 Equity Plan, unless otherwise determined by the Board. The Compensation Committee consists of at least two directors of the Company who are both “outside directors” under Section 162(m) of the Tax Code, and “non-employee directors” under Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee, in its sole discretion, will interpret the 2007 Equity Plan and prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the 2007 Equity Plan, including the creation of sub-plans to take advantage of favorable tax-treatment, comply with local law, or reduce administrative burdens for grants of awards in non-U.S. jurisdictions.

     Eligibility

The Compensation Committee determines the employees, consultants, and non-employee directors of the Company or a subsidiary who are eligible to receive awards under the 2007 Equity Plan. As of March 28, 2009, there were approximately 3,145 employees, including eight current executive officers, 351 consultants and eight non-employee directors eligible to participate under the 2007 Equity Plan.

     Authorized Shares

Subject to adjustment in the event of certain corporate events (as described below), the maximum number of shares of the Company’s Common Stock authorized under the 2007 Equity Plan is currently 19,000,000, of which 11,051,905 remained available for future issuance as of March 28, 2009, all of which may be granted under the terms of the 2007 Equity Plan as incentive stock options. The Board has amended the 2007 Equity Plan, subject to stockholder approval, to authorize an additional 5,000,000 shares for issuance under the 2007 Equity Plan which would result in a total of 16,051,905 shares of Common Stock available for future grants. If any award granted under the 2007 Equity Plan expires or otherwise terminates in whole or in part for any reason, or if shares issued pursuant to an award are forfeited or otherwise reacquired by the Company because of the participant’s failure to comply with the conditions of the award or for any other reason, any such shares subject to a terminated award or reacquired by the Company will again become available for issuance under the 2007 Equity Plan. Shares will not be treated as having been issued under the 2007 Equity Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. The Compensation Committee is authorized to adopt such procedures for counting shares against the maximum number of authorized shares as the Compensation Committee deems appropriate.

     Types of Awards

The 2007 Equity Plan allows the Compensation Committee to grant incentive stock options, non-qualified stock options, RSUs, restricted stock and SARs. Subject to the limits set forth in the 2007 Equity Plan, the Compensation Committee has the discretionary authority to determine the amount and terms of awards granted under the 2007 Equity Plan.

     Automatic Non-employee Director Awards

The 2007 Equity Plan provides for the periodic automatic grant of equity awards to non-employee directors. On the first trading day of January of each year, each non-employee director is granted automatically an award consisting of a number of RSUs determined by dividing $140,000 by the closing price of the Company’s Common Stock on that date. A non-employee director joining the Board after the January grant date will receive a pro rated RSU award on or about the tenth day of the month following the director’s initial appointment or election to the Board. Each non-employee director’s RSU award will vest in full on the first anniversary of the grant date.

     Limitations on Awards

Awards under the 2007 Equity Plan are subject to the following limitations:

An option’s exercise price cannot be less than 100% of the fair market value of the shares underlying the option on the date of option grant. A SAR’s base level price cannot be less than 100% of the fair market value of the shares underlying the SAR on the date of grant of such SAR.

Section 162(m) of the Tax Code requires, among other things, that the maximum number of shares for which an award may be granted to an individual must be set forth in the plan and approved by stockholders in order for the awards to be eligible for treatment as performance-based compensation that will not be subject to the $1,000,000 limitation on tax deductibility for compensation paid to each specified senior executive. Accordingly, the 2007 Equity Plan limits awards granted to an individual participant in any calendar year. The aggregate awards granted under the 2007 Equity Plan to any participant during any calendar year may not exceed (i) 4,000,000 shares of the Company’s Common Stock subject to stock options or SARs and (ii) 2,000,000 shares of the Company’s Common Stock subject to awards other than stock options and SARs. In addition, no participant may receive during any calendar year an award under the 2007 Equity Plan settled in cash exceeding $6,000,000 in the aggregate.

Without stockholder approval, the Company cannot reprice options or SARs, whether by directly lowering the exercise price, through cancellation of the option or SAR in exchange for a new option or SAR having a lower exercise price, or by the replacement of the option or SAR with a full value award (i.e., an award of restricted stock or RSUs).

     Section 162(m) of the Tax Code

The Compensation Committee has the sole discretion to condition awards granted to those employees subject to Section 162(m) of the Tax Code on the attainment of performance goals. The Compensation Committee will establish the performance goals in writing. Such performance goals may be based on one or more of the following criteria in either absolute or relative terms, for the Company or any subsidiary: (i) increased revenue; (ii) net income measures (including, but not limited to, income after capital costs and income before or after taxes); (iii) stock price measures (including, but not limited to, growth measures and total stockholder return); (iv) market segment share; (v) earnings per share (actual or targeted growth); (vi) cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities); (vii) return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (viii) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); and (ix) expense measures (including, but not limited to, overhead cost and general and administrative expense).

     Transferability

Awards granted under the 2007 Equity Plan may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the lifetime of a participant only by the participant or the participant’s legally authorized representative. However, the Compensation Committee, in its sole discretion, may allow for the transfer or assignment of a participant’s award pursuant to a divorce decree or domestic relations order, but only if such participant is a U.S. resident.

     Adjustments upon Changes in Capitalization

In the event any change is made in the Company’s capitalization pursuant to a stock split, stock dividend, recapitalization or any other increase or decrease in the Company’s shares effected without receipt of consideration by the Company, equitable adjustments shall be made to the number of shares of Common Stock available for grant under the 2007 Equity Plan, the exercise price of options, the SAR base level price, and the number of shares underlying outstanding awards.

     Merger or Change of Control

In the event of a merger, consolidation, or share exchange pursuant to which the Company is not the surviving or resulting corporation: (i) the shares or equivalent cash or property of the surviving or resulting corporation shall be substituted for any unexercised portions of outstanding awards under the 2007 Equity Plan; or (ii) all awards may be canceled by the Company immediately prior to the effective date of such event and each stockholder may be permitted to purchase all or any portion of the shares of Common Stock underlying his or her vested and unvested award(s) within 30 days before such effective date. In the event of a change in control of the Company, the Compensation Committee may provide that the vesting and exercisability of all or any portion of the outstanding awards will be accelerated and exercisable in full and all restriction periods, if any, shall expire.

     Amendment or Termination

The Board may at any time and for any reason amend, alter, revise, suspend or terminate the 2007 Equity Plan. Unless sooner terminated by the Board, the 2007 Equity Plan shall terminate on December 31, 2013. However, without stockholder approval, the Compensation Committee may not amend the 2007 Equity Plan in any manner that would require stockholder approval under applicable law.

Federal Tax Information

The following summary of the effect of United States federal income taxation upon the participant with respect to the 2007 Equity Plan does not purport to be complete and reference should be made to the applicable provisions of the Tax Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

     Incentive Stock Options

An individual residing in the U.S. who is granted an incentive stock option is not taxed on the date of grant or vesting of such option. If the shares underlying the option are held for at least two years from the date of grant, and at least one year from the date of option exercise (the “holding periods”), then upon the sale of the shares, the individual will generally recognize a long-term capital gain or loss on the difference between the exercise price of the option and the fair market value of the Common Stock underlying the option on the date of sale. If either of the holding periods is not satisfied, the individual will generally recognize as ordinary income on the date of the disqualifying disposition of the shares an amount equal to the difference between the option’s exercise price and the fair market value of the Common Stock underlying the option determined as of the date of exercise (not to exceed the gain realized upon the disposition if the disposition is a transaction with respect to which a loss, if sustained, would be recognized). Any further gain or loss upon the disqualifying disposition of the shares constitutes a capital gain or loss.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

     Non-Qualified Stock Options

An individual who is granted a non-qualified stock option is not taxed on the date of grant or vesting of such option. Rather, the individual will generally recognize as ordinary income on the date of option exercise an amount equal to the difference between the option’s exercise price and the fair market value of the stock underlying the option on the date of option exercise. Any further gain or loss upon the subsequent sale or disposition of the shares underlying the option constitutes a capital gain or loss.

     Stock Appreciation Rights

An individual who is granted a SAR will recognize ordinary income on the date the SAR is exercised in an amount equal to the difference between the SAR’s exercise price and the fair market value of the shares underlying the SAR on the date of exercise.

       Restricted Stock

Unless an individual makes a timely election under Section 83(b) of the Tax Code (as described below), an individual will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted stock on the date of vesting of the shares over the purchase price, if any, paid for the shares. Any further gain or loss from the subsequent sale of such restricted stock constitutes capital gain or loss. If the individual makes a timely election under Section 83(b), the individual is taxed, at ordinary income rates, on the excess of the fair market value of the restricted stock on the date of grant over the purchase price, if any, paid for the shares, and any further gain or loss on the subsequent sale of the stock constitutes a capital gain or loss.

       Restricted Stock Units

An individual generally will recognize no income upon the receipt of an award of RSUs. Upon the settlement of RSUs, the participant normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Any further gain or loss on a subsequent sale of any shares received will be taxed as capital gain or loss.

In general, the Company is entitled to a deduction in an amount equal to the ordinary income recognized by the individual.

Plan Benefits

The number, amount and type of awards to be granted in the future to eligible persons under the 2007 Equity Plan cannot be determined at this time. With the exception of the RSUs to be automatically granted to non-employee directors, awards under the 2007 Equity Plan will be granted at the discretion of the Compensation Committee or the Board of Directors, and accordingly cannot be determined at this time. See the above section “Automatic Non-employee Director Awards” for a discussion of the automatic RSU grants to our non-employee directors under the 2007 Equity Plan.

The table below sets forth the grants of RSUs that will be granted under the “Automatic Non-employee Director Awards” component of the 2007 Equity Plan during the fiscal year ending April 3, 2010 to certain individuals and groups. This table is furnished pursuant to the rules of the SEC. Only non-employee directors are eligible to receive automatic non-employee director awards.

	Dollar Value	Number of
Name and Position	($)	Units
Moshe N. Gavrielov	—	—
President and CEO
Jon A. Olson	—	—
Senior Vice President, Finance and Chief Financial Officer
Victor Peng	—	—
Senior Vice President, Programmable Platforms Development
Vincent F. Ratford	—	—
Senior Vice President, Worldwide Marketing
Frank A. Tornaghi	—	—
Senior Vice President, Worldwide Sales
Iain M. Morris	—	—
(Former) Executive Vice President and General Manager
Boon C. Ooi	—	—
(Former) Senior Vice President, Worldwide Operations and
Business Process Reengineering
All current executive officers, as a group	—	—
All Directors who are not executive officers, as a group	$980,000	(1)
All employees who are not executive officers, as a group	—	—
____________________

(1)	On January 4, 2010, the first trading day of the calendar year, each non-employee Director will automatically be granted the number of RSUs, determined by dividing $140,000 by the closing price of the Company’s Common Stock on that date.

Options Granted to Certain Persons

The aggregate numbers of shares of Common Stock subject to options granted to certain persons under the 2007 Equity Plan since its inception are reflected in the table below. Since its inception, no options have been granted under the 2007 Equity Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of options granted under the 2007 Equity Plan.

Amount of
Name and Position	Options
Moshe N. Gavrielov	750,000
President and CEO
Jon A. Olson	116,250
Senior Vice President, Finance and Chief Financial Officer
Victor Peng	170,000
Senior Vice President, Programmable Platforms Development
Vincent F. Ratford	120,000
Senior Vice President, Worldwide Marketing
Frank A. Tornaghi	111,000
Senior Vice President, Worldwide Sales
Iain M. Morris	—
(Former) Executive Vice President and General Manager
Boon C. Ooi	131,250
(Former) Senior Vice President, Worldwide Operations and
Business Process Reengineering
All current executive officers, as a group	1,564,050
All Directors who are not executive officers, as a group	126,000
All employees who are not executive officers, as a group	3,623,439

Required Vote

Affirmative votes constituting a majority of the shares present or represented by proxy and entitled to vote on this proposal will be required to approve this proposal. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of this vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2007
EQUITY PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK TO BE RESERVED FOR
ISSUANCE THEREUNDER BY 5,000,000 SHARES.

Equity Compensation Plan Information

The table below sets forth certain information as of fiscal year ended March 28, 2009 about the Company’s common stock that may be issued upon the exercise of options, RSUs, warrants and rights under all of our existing equity compensation plans including the ESPP:

	A	B	C
			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued upon	Weighted-average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (excluding securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in Column A)
Equity Compensation Plans Approved by Security Holders
1997 Stock Plan	36,533,000	$33.53	— (1)
2007 Equity Plan	7,427,000 (2)	$24.12 (3)	11,052,000 (4)
Employee Stock Purchase Plan	N/A	N/A	7,636,000
Total-Approved Plans	43,960,000	$32.51	18,688,000
Equity Compensation Plans NOT Approved by Security Holders (5)
Supplemental Stock Option Plan (6)	14,000	$33.81	—
Total-All Plans	43,974,000	$32.51	18,688,000
____________________

(1)	The Company ceased issuing options under the 1997 Stock Plan as of April 1, 2007. The 1997 Stock Plan expired on May 8, 2007 and all available but unissued shares under this plan were cancelled.

(2)	Includes approximately 3,000,000 shares issuable upon vesting of RSUs that the Company granted under the 2007 Equity Plan.

(3)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(4)	On July 26, 2006, the stockholders approved the adoption of the 2007 Equity Plan and authorized 10,000,000 shares to be reserved for issuance thereunder. The 2007 Equity Plan, which became effective on January 1, 2007, replaced both the Company’s 1997 Stock Plan (which expired on May 8, 2007) and the Supplemental Stock Option Plan. On August 9, 2007 and August 14, 2008, our stockholders authorized the reserve of an additional 5,000,000 shares and 4,000,000 shares, respectively. All of the shares reserved for issuance under the 2007 Equity Plan may be granted as stock options, stock appreciation rights, restricted stock or RSUs.

(5)	In November 2000, the Company acquired RocketChips. Under the terms of the merger, the Company assumed all of the stock options previously issued to RocketChips’ employees pursuant to four different stock option plans. A total of approximately 807,000 option shares were assumed by the Company. Of this amount, a total of 17,000 option shares, with an average weighted exercise price of $18.71, remained outstanding as of March 28, 2009. These option shares are excluded from the above table. All of the options assumed by the Company remain subject to the terms of the RocketChips’ stock option plan under which they were issued. Subsequent to acquiring RocketChips, the Company has not made any grants or awards under any of the RocketChips’ stock option plans and the Company has no intention to do so in the future.

(6)	Under the Supplemental Stock Option Plan, options were granted to employees and consultants of the Company, however neither officers nor members of our Board were eligible for grants under the Supplemental Stock Option Plan. Only non-qualified stock options were granted under the Supplemental Stock Option Plan (that is, options that do not entitle the optionee to special U.S. income tax treatment) and such options generally expire not later than 12 months after the optionee ceases to be an employee or consultant. Upon a merger of the Company with or into another company, or the sale of substantially all of the Company’s assets, each option granted under the Supplemental Stock Option Plan may be assumed or substituted with a similar option by the acquiring company, or the outstanding options will become exercisable in connection with the merger or sale.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITORS

The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of Xilinx for the fiscal year ending April 3, 2010 and recommends that stockholders vote for ratification of such appointment. Although we are not required to submit to a vote of the stockholders the ratification of the appointment of Ernst & Young LLP, the Company, the Board and the Audit Committee, as a matter of good corporate governance, have determined to ask the stockholders to ratify the appointment. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain Ernst & Young LLP.

Representatives of Ernst & Young LLP attend meetings of the Audit Committee of the Board including executive sessions of the Audit Committee at which no members of Xilinx management are present. Ernst & Young LLP has audited the Company’s financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. In addition, they will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table shows the fees billed or to be billed for audit and other services provided by Ernst & Young LLP for fiscal years 2009 and 2008.

	2009	2008
Audit Fees	$2,467,400	$2,449,900
Audit-Related Fees	14,200	103,900
Tax Fees	144,900	213,000
All Other Fees	—	—
Total	$2,626,500	$2,766,800

       Audit Fees

This category includes fees for the audit of the Company’s annual financial statements and for the review of the Company’s interim financial statements on Form 10-Q. This category also includes advice on any audit and accounting matters that arose during the annual audit, the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.

       Audit-Related Fees

This category consists of assurance and related services that are reasonably related to the performance of the annual audit or interim financial statement review and are not reported under “Audit Fees.” In fiscal 2009, audit related services consisted of audit services performed in connection with the restructuring, fair value accounting and convertible debt accounting. In fiscal 2008, audit-related services consisted of audit services performed in connection with foreign subsidiary benefit plans and foreign subsidiary compliance matters.

       Tax Fees

This category consists of fees for tax compliance, tax advice and tax planning services, including preparation of tax returns and assistance and representation in connection with tax audits and appeals.

Audit Committee’s Pre-approval Policy and Procedures

During fiscal year 2004, the Audit Committee adopted policies and procedures for approval of financial audit (and audit related), non-financial audit and tax consulting work performed by Ernst & Young LLP. Pursuant to its charter and those policies, the policy of the Audit Committee is that any and all services to be provided to the Company by Ernst & Young LLP are subject to pre-approval by the Audit Committee. The Audit Committee pre-approves statutory and annual audit fees, quarterly reviews and tax compliance fees at the beginning of the fiscal year. In its review of non-financial audit and tax consulting services, the Audit Committee considers whether the provision of such services are consistent with SEC guidance, and whether the service facilitates the performance of the financial audit, improves the Company’s financial reporting process, and is otherwise in the Company’s best interests and compatible with maintaining Ernst & Young LLP’s independence.

The Audit Committee did not waive its pre-approval policies and procedures during the fiscal year ended March 28, 2009.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will be counted as “against” votes with respect to the proposal, but broker non-votes will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS
THE COMPANY’S EXTERNAL AUDITORS FOR FISCAL YEAR 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of the Company as of May 15, 2009, except as noted below, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of the Company’s Directors, (iii) each of the named executive officers identified in the section entitled “Executive Compensation” and (iv) all current Directors and executive officers as a group. The Company believes that each of the beneficial owners of the Common Stock listed below, based on information furnished by such beneficial owners, has sole voting power and sole investment power with respect to such shares, except as otherwise set forth in the footnotes below and subject to applicable community property laws.

	Amount and Nature of		Percent of
Beneficial Owners	Beneficial Ownership (1)		Class
Greater than 5% Stockholders
T. Rowe Price Associates, Inc.	38,112,024	(2)	13.8
100 East Pratt Street
Baltimore, MD 21202
Capital Research Global Investors	32,159,200	(3)	11.7
333 South Hope Street
Los Angeles, CA 90071
The Growth Fund of America, Inc.	17,400,000	(4)	6.3
333 South Hope Street
Los Angeles, CA 90071
Directors
Philip T. Gianos	161,494	(5)	*
Moshe N. Gavrielov	283,393	(6)	*
John L. Doyle	99,802	(7)	*
Jerald G. Fishman	119,795	(8)	*
William G. Howard, Jr.	128,795	(9)	*
J. Michael Patterson	54,275	(10)	*
Willem P. Roelandts	1,853,325	(11)	*
Marshall C. Turner	32,050	(12)	*
Elizabeth W. Vanderslice	110,023	(13)	*
Named Executive Officers
Jon A. Olson	323,995	(14)	*
Victor Peng	52,795	(15)	*
Vincent F. Ratford	86,633	(16)	*
Frank A. Tornaghi	46,050	(17)	*
Iain M. Morris	—		*
Boon C. Ooi	37,585	(18)	*
All current Directors and executive officers
as a group (16 persons)	3,713,784	(19)	1.3
____________________

*	Less than 1%

(1)	The beneficial ownership percentage of each stockholder is calculated on the basis of 275,531,109 shares of common stock outstanding as of May 15, 2009. Any additional shares of common stock that a stockholder has the right to acquire within 60 days after May 15, 2009 are deemed to be outstanding and beneficially owned for the purpose of calculating that stockholder’s percentage beneficial ownership. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Xilinx, Inc., 2100 Logic Drive, San Jose, California 95124.

(2)	Based on information contained in a Schedule 13G/A, reflecting stock ownership information as of December 31, 2008, which was filed by this stockholder pursuant to Section 13 of the Exchange Act (“Section 13”), on February 12, 2009 reporting beneficial ownership of 38,112,024 shares of Common stock consisting of 11,393,072 shares as to which it has sole voting power and 37,989,824 shares as to which it has sole dispositive power. According to the stockholder, these securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates disclaims beneficial ownership of such securities.

(3)	Based on information contained in a Schedule 13G, reflecting stock ownership information as of December 31, 2008, which was filed by this stockholder pursuant to Section 13, on February 17, 2009 reporting beneficial ownership of 32,159,200 shares of Common stock consisting of 10,609,200 shares as to which it has sole voting power and 32,159,200 shares as to which it has sole dispositive power. According to such filing, the stockholder disclaims beneficial ownership of the shares pursuant to Rule 13d-4 of the Exchange Act.

(4)	Based on information contained in a Schedule 13G, reflecting stock ownership information as of December 31, 2008, which was filed by this stockholder pursuant to Section 13, on February 12, 2009 reporting beneficial ownership of 17,400,000 shares of Common Stock consisting of 17,400,000 shares as to which it has sole voting power and no shares as to which it has dispositive power (sole or shared).

(5)	Consists of 64,652 shares held directly, 96,802 shares issuable upon exercise of options and includes 40 shares held by Mr. Gianos’s son.

(6)	Consists of 2,143 shares held directly and 281,250 shares issuable upon exercise of options.

(7)	Consists of 3,000 shares held directly by the Doyle Family Trust and 96,802 shares issuable upon exercise of options.

(8)	No shares are held directly. Consists of 119,795 shares issuable upon exercise of options.

(9)	Consists of 32,000 shares held directly and 96,795 shares issuable upon exercise of options.

(10)	Consists of 4,400 shares held directly by trust and 49,875 shares issuable upon exercise of options.

(11)	Consists of 89,705 shares held directly and 1,763,620 shares issuable upon exercise of options.

(12)	Consists of 4,300 shares held directly, 27,000 shares issuable upon exercise of options and includes 750 shares held by Mr. Turner’s spouse.

(13)	Consists of 228 shares held directly in joint tenancy and 109,795 shares issuable upon exercise of options.

(14)	Consists of 15,369 shares held directly by trust, 303,126 shares issuable upon exercise of options and a maximum of 5,500 shares issuable upon settlement of RSUs.

(15)	Consists of 3,212 shares held directly and 49,583 shares issuable upon exercise of options.

(16)	Consists of 1,070 shares held directly and 85,563 shares issuable upon exercise of options.

(17)	Consists of 9,862 shares held directly and 36,188 shares issuable upon exercise of options.

(18)	Consists of 7,272 shares held directly and 30,313 shares issuable upon exercise of options.

(19)	Includes an aggregate of 3,471,808 shares issuable upon exercise of options or settlement of RSUs.

DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES

The following table reflects the current composition of the Company’s standing Audit Committee, Compensation Committee, Nominating and Governance Committee, and Committee of Independent Directors.

			Nominating and	Committee of
	Audit	Compensation	Governance	Independent
	Committee	Committee	Committee	Directors
Non-Employee Directors:
Philip T. Gianos (Chairman)		Chair		X
John L. Doyle	Chair			X
Jerald G. Fishman			X	X
William G. Howard, Jr.			X	X
J. Michael Patterson	X	X		X
Willem P. Roelandts
Marshall C. Turner	X			X
Elizabeth W. Vanderslice		X	Chair	X
Employee Director:
Moshe N. Gavrielov
____________________

Director Independence

The NASDAQ listing standards require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by its board of directors. Our Board annually reviews information relating to the members of our Board to ensure that a majority of our Board is independent under the NASDAQ Marketplace Rules and the rules of the SEC. After review of all relevant transactions and relationships between each Director, his or her family members and entities affiliated with each Director and Xilinx, our senior management and our independent registered public accounting firm, our Board has determined that seven of our eight nominees for Director are independent directors as defined in the NASDAQ Marketplace Rules and in Rule 10A-3 of the Exchange Act. Mr. Gavrielov, our President and CEO, is not an independent director within the meaning of the NASDAQ Marketplace Rules or the rules of the SEC because he is a current employee of Xilinx.

In making a determination of the independence of the nominees for Director, the Board reviewed relationships and transactions occurring since the beginning of fiscal 2007 between each Director, his or her family members and entities affiliated with each Director and Xilinx, our senior management and our independent registered public accounting firm. In making its determination, the Board applied the standards for independence set forth by NASDAQ and the SEC. In each case, the Board determined that, because of the nature of the relationship or the amount involved in the transaction, the relationship did not impair the Director’s independence. The transactions listed below were considered by the Board in its independence determinations.

Mr. Fishman is employed as an executive officer and is a director of a company with which Xilinx does business. Xilinx transactions with this company occur in the normal course of business and the amount that Xilinx paid in each fiscal year to this company for goods and services represented less than 1% of such company’s annual revenue, and the amount received by Xilinx in each fiscal year for goods and services from such company represented less than 1% of Xilinx’s annual revenue.

Each of Messrs. Doyle, Fishman, Gianos and Turner and Dr. Howard is, or was during the previous three fiscal years, a non-management director of one or more other companies that has done business with Xilinx. All of the transactions with these companies occurred in the normal course of business in the purchase or supply of goods or services. In addition, Mr. Gianos serves as a non-management director of a private company in which Xilinx has made certain investments. Such investments were made by Xilinx in the ordinary course of its business pursuant to Xilinx investment policies.

Meetings

The Company’s Board held a total of six meetings during the fiscal year ended March 28, 2009. All Directors are expected to attend each meeting of the Board and the committees on which he or she serves, and are also expected to attend the Annual Meeting. All Directors attended the 2008 annual meeting of stockholders. No Director attended fewer than 75% of the aggregate of all meetings of the Board or its Committees on which such Director served during the fiscal year. The Board holds four pre-scheduled meetings per fiscal year.

Committees

The Board has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Committee of Independent Directors (the “Committees”). The Board has determined that each Director currently serving on these Committees and who served on the Committees in fiscal 2009 is “independent” in accordance with the NASDAQ Marketplace Rules and Rule 10A-3 of the Exchange Act. The Board and its Committees have authority to engage independent advisors and consultants and have used such services. Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, is subject to charters approved by the Board, which are posted on the investor relations page of the Company’s website at www.investor.xilinx.com under “Corporate Governance.”

       Audit Committee

The members of the Audit Committee during fiscal 2009 were John L. Doyle, J. Michael Patterson and Marshall C. Turner. During fiscal 2009, the Audit Committee held six meetings. The Audit Committee assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. The Board has determined that each Audit Committee member meets the independence and financial knowledge requirements under the SEC rules and the corporate governance listing standards of NASDAQ. The Audit Committee operates in accordance with a written charter adopted by the Board, which complies with NASDAQ and SEC listing standards.

The Board has further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the Audit Committee members’ individual experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon any of the Audit Committee members any duties, obligations or liabilities that are greater than those generally imposed on each of them as members of the Board nor alter the duties, obligations or liability of any other member of the Board.

       Compensation Committee

The Compensation Committee, which consists of Philip T. Gianos, J. Michael Patterson and Elizabeth W. Vanderslice, met 14 times during fiscal 2009. The Compensation Committee has responsibility for establishing the compensation policies of the Company. The Committee determines the compensation of the Company’s Board and executive officers (other than the CEO) and has exclusive authority to grant options to such executive officers under the 2007 Equity Plan. The Compensation Committee evaluates the CEO’s performance and makes recommendations to the Board for final determination of CEO compensation, including base salary, incentive pay and equity. The CEO is not present during the Committee’s or Board’s deliberations and voting on CEO compensation, but may be present during voting and deliberations related to compensation of other executive officers. For further information about the processes and procedures for the consideration and determination of executive compensation, please refer to the section of this proxy statement entitled “Executive Compensation– Compensation Discussion and Analysis.”

The Board has further determined that each member of the Compensation Committee is an “outside director” as that term is defined in Section 162(m) of the Tax Code and a “Disinterested Person” and a “Non-Employee Director” as those terms are used by the SEC.

       Nominating and Governance Committee

The Nominating and Governance Committee, which consists of Elizabeth W. Vanderslice, Jerald G. Fishman and William G. Howard, Jr., met four times during fiscal 2009. The Nominating and Governance Committee has responsibility for identifying individuals to serve as members of the Board, and to establish policies affecting corporate governance. The Nominating and Governance Committee, among other things, makes suggestions regarding the size and composition of the Company’s Board and recommends nominees for election as directors. The Board believes in bringing a diversity of cultural backgrounds and viewpoints to the Board and desires that its Directors and nominees possess critical skills in the areas of semiconductor design and marketing, manufacturing, systems, software and finance. These factors, and any other qualifications considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Governance Committee may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a director or nominee must possess. The Board remains apprised of qualified individuals who may be considered as Board candidates in the future.

As necessary and as part of its annual evaluation of current Board members, the Nominating and Governance Committee considers the skills and viewpoints previously mentioned as desirable director qualifications, any job changes, the amount of time each Director spends on Xilinx matters and to what extent, if any, other commitments the Directors may have outside of Xilinx impact the Director’s service to Xilinx. In connection with its evaluation of Board composition, the Nominating and Governance Committee also considers rotating Directors’ positions on the Board Committees.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In fiscal 2009, the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Governance Committee will consider candidates proposed by stockholders using the same process it uses for a candidate recommended by a member of the Board, an employee, or a search firm, should one be engaged. A stockholder seeking to recommend a prospective nominee for the Nominating and Governance Committee’s consideration should submit the candidate’s name and qualifications by mail addressed to the Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, sent by email to corporate.secretary@xilinx.com, or faxed to the Corporate Secretary at (408) 377-6137.

       Committee of Independent Directors

All independent Directors are members of the Committee of Independent Directors. This Committee met seven times during fiscal 2009. The Committee’s principal focus is succession planning but it also addresses other topics as deemed necessary and appropriate. The Committee of Independent Directors typically meets outside the presence of management.

BOARD OF DIRECTORS — PRINCIPLES OF CORPORATE GOVERNANCE

Overview

The Company and the Board, through its Nominating and Governance Committee, regularly review and evaluate the Company’s corporate governance principles and practices. On February 11, 2009 and on May 13, 2009, the Nominating and Governance Committee and the Board of Directors, respectively, discussed the Company’s Significant Corporate Governance Principles. The Significant Corporate Governance Principles, the charters for each of the Board’s Committees, and each of the Company’s Code of Conduct and the Directors’ Code of Ethics are posted on the investor relations page of the Company’s website at www.investor.xilinx.com. Printed copies of these documents are also available to stockholders upon written request addressed to the Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124 or by email at corporate.secretary@xilinx.com.

Board Composition and Governance

The Board believes there should be a substantial majority of independent Directors on the Board. The Board also believes that it is useful and appropriate to have members of management as Directors, including the CEO. Independent Directors are given an opportunity to meet outside the presence of members of management, and hold such meetings regularly.

All Directors are elected annually at the annual stockholder meeting. In response to a successful stockholder proposal for election of directors by majority vote standard, on May 3, 2006, the Board amended the Company’s Bylaws to provide for the election of Directors in an uncontested election by the majority of votes cast regarding each nominee. In contested elections, Directors will be elected by the plurality standard whereby those Directors with the highest number of votes cast are elected. Any existing Director that receives more “against” votes than “for” votes will tender his or her resignation to the Board. The Board will announce its decision with regard to the resignation within 120 days following the certification of election results.

The Board conducts an annual evaluation of its performance. The process varies from year-to-year, including self-evaluations and/or one-on-one meetings with each Board member and the chairperson of the Nominating and Governance Committee or the Lead Independent Director. Results of the evaluation are formally presented to the Board. The Board has made changes in Board procedures based on feedback from the process.

Lead Independent Director

It is the written policy of the Board that if the Chairman is not “independent” in accordance with NASDAQ Marketplace Rules and the Exchange Act, the Board will designate an independent Director to serve as Lead Independent Director, who is responsible for coordinating the activities of the independent Directors, as well as other duties, including chairing the meetings of the Committee of Independent Directors. The Board’s Nominating and Governance Committee reviews the position of Lead Independent Director and identifies the Director who serves as Lead Independent Director. During fiscal 2009, Jerald G. Fishman served as the Lead Independent Director until the election of Philip T. Gianos, an independent Director, as Chairman of the Board.

Board Service Limits and Terms

The Board has set a limitation on the number of public boards on which a Director may serve to three for any CEO and four for all other Directors. This limitation is inclusive of service on the Xilinx Board.

The Board believes that term limits on Directors’ service and a mandatory retirement age do not serve the best interests of the Company. While such policies could help ensure that fresh ideas and new viewpoints are addressed by the Board, such limits have the disadvantage of losing the contribution of Directors who over time have developed increased insight and knowledge into the Company’s operations and who remain active and contributing members of the Board. The Board evaluation process plays a significant role in determining our Nominating and Governance Committee’s recommendation regarding Board tenure.

Change of Principal Occupation or Association

When a Director’s principal occupation or business association changes substantially during his or her tenure as Director, that Director shall tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

Director Education

The Company offers internal and external course selections for new-Director orientation as well as continuing education. On a rotating basis, Directors will attend director education programs, including courses accredited by RiskMetrics Group, and report back to the entire Board on key learnings.

Stock Ownership Requirements

       Directors

On May 14, 2008, the Board established new minimum stock ownership guidelines for Directors. Under these new guidelines, Directors are required to own Company stock having a value equal to at least five times their annual cash retainer. At the time these ownership guidelines were adopted, the annual cash retainer for Directors was $60,000, and therefore Directors are required to own Company stock with a value of at least $300,000. Based on $18.92, the closing price of the Company’s Common Stock on May 15, 2009, $300,000 would purchase 15,856 shares of our Common Stock. Previously, the stock ownership requirement for Directors was 4,000 shares.

Directors are required to retain half of the shares of Company stock derived from awards of RSUs until this ownership requirement is met. Half of the RSUs that are vested but are not settled pursuant to a pre-arranged deferral program will count toward the ownership requirement.

       Executive Officers

The Board has established the following minimum stock ownership guidelines for the CEO and other executive officers:

  50,000 shares for the CEO; and

  15,000 shares for all other executive officers.

Individuals have five years to meet the ownership requirements. For executive officers serving in such capacity at the time the ownership requirements were adopted, the ownership requirements must be attained by June 1, 2011. All other executive officers must meet the requirements within five years of their initial grant date.

Succession Planning

The Board plans for succession to the position of the Chairman of the Board, the position of CEO, and other senior management positions. The Nominating and Governance Committee keeps the Board apprised of external and internal candidates. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him. He also provides the Board with an assessment of considered potential successors to certain senior management positions.

Internal Audit

The Company’s Internal Audit function reports to the Audit Committee of the Board and administratively to the Company’s Chief Financial Officer (“CFO”).

Anonymous Reporting and Whistleblower Protection

The Company’s Code of Conduct includes protections for employees who report violations of the Code of Conduct, other policies, laws, rules and regulations. The Company has implemented an Internet-based anonymous reporting process for employees to report violations they do not otherwise bring directly to management. The site can be accessed from the Company’s intranet as well as from any Internet connection around the world.

Codes of Conduct and Ethics

In February 2009, the Board of Directors adopted an Amended and Restated Code of Conduct (the “Code of Conduct”) applicable to the Company’s Directors and employees, including the Company’s CEO, CFO and its principal accounting personnel. The Code of Conduct includes protections for employees who report violations of the Code of Conduct and other improprieties and includes an anonymous reporting process to provide employees with an additional channel to report any perceived violations. Independent Directors receive complaints and reports of violations regarding accounting, internal accounting controls, auditing, legal and other matters reported through the anonymous reporting process, if any. The Chief Compliance Officer provides a quarterly report to the Audit Committee of incident reports identified through the anonymous reporting process and otherwise as necessary. The Code of Conduct is available on the investor relations page of our website at www.investor.xilinx.com. Printed copies of these documents are also available to stockholders upon written request directed to Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124.

The Audit Committee has approved the adoption of the Financial Executives International Code of Financial Ethics by the Company’s finance managers which supplements the employee Code of Conduct.

The Board has adopted a separate Code of Ethics pertaining particularly to the Board which covers topics including insider trading, conflicts of interests, financial reporting and compliance with other laws.

A waiver of any violation of the Code of Conduct by an executive officer or Director and a waiver of any violation of the Directors’ Code of Ethics may only be made by the Board. The Company will post any such waivers on its website under the Corporate Governance page of www.investor.xilinx.com. No waivers were requested or granted in the past year.

Stockholder Value

The Board is cognizant of the interests of the stockholders and accordingly has adopted the following provisions:

  All employee stock plans will be submitted to the stockholders for approval prior to adoption;

  The 2007 Equity Plan includes a provision that prohibits repricing of options including by canceling and issuing new options without prior approval of stockholders; and

  The Company is committed to keeping dilution under its stock plans for employees under 3%.

Stockholder Communications to the Board

Stockholders may initiate any communication with the Company’s Board in writing and send them addressed in care of the Company’s Corporate Secretary, at Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, sent by e-mail to corporate.secretary@xilinx.com, or faxed to the Corporate Secretary at (408) 377-6137. The name of any specific intended recipient, group or committee should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, and as necessary for follow up at the Board’s direction, correspondence may be forwarded elsewhere in the Company for review and possible response. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner.

COMPENSATION OF DIRECTORS

Non-Employee Directors

       Cash Compensation

In fiscal 2009, the Company paid each of its non-employee Directors serving on its Board $60,000 per year for service as a Director, with the exception of the Chairman of the Board. The Chairman of the Board was entitled to an annual cash retainer equal to twice the amount paid to the other non-employee Directors, or $120,000. Chairpersons of the Compensation and Nominating and Governance Committees received an additional $10,000 per year and the Chairperson of the Audit Committee received an additional $15,000 per year. Other than the chairpersons, members of the Compensation and Nominating and Governance Committees received an additional $3,000 per year and the members of the Audit Committee received an additional $5,000 per year. The Lead Independent Director also received an additional $10,000 per year. All payments were made on a quarterly basis.

In light of current market and economic conditions, subsequent to the fiscal year end, the Board of Directors approved a 20% reduction in their total cash compensation effective May 1, 2009. This reduction does not affect the stock ownership requirement for Directors described below.

       Equity Compensation

On May 14, 2008, the Board adopted a new equity compensation program for its Directors. This new program provides that each eligible non-employee director is automatically granted $140,000 worth of RSUs on the first trading day of January of each year. The RSUs vest over a one year period from the date of grant. Accordingly, on January 2, 2009, on which date the fair market value of our Common Stock was $18.36, each non-employee Director received a grant of 7,625 RSUs.

Under the Company’s stock ownership guidelines for Directors, Directors are required to own Company stock having a value equal to at least $300,000, which is equal to five times their annual retainer in effect at the time the new equity compensation program for Directors was adopted. Directors are required to retain half of the shares of Company stock derived from awards of RSUs until their ownership requirements are met. For more information about stock ownership guidelines for Directors, please see “BOARD OF DIRECTORS – PRINCIPLES OF CORPORATE GOVERNANCE – Stock Ownership Requirements.”

       Succession Agreement

Mr. Roelandts retired from the positions of President and CEO on January 7, 2008 (the “Succession Date”). In connection with his retirement, the Company entered into a succession agreement with Mr. Roelandts (the “Succession Agreement”) which provides that certain payments would be made to him in connection with his provision of transition and other services to the Company. Pursuant to the terms of this agreement, Mr. Roelandts received a bonus payment of $2,000,000 on January 7, 2009, the one year anniversary of the Succession Date.

Employee Directors

Directors who are actively employed as executives by the Company receive no additional compensation for their service as Directors. Mr. Gavrielov is currently the only employee Director of the Company.

Deferred Compensation

We also maintain a nonqualified deferred compensation plan which allows each Director as well as eligible employees to voluntarily defer receipt of a portion or all of his or her cash compensation until the date or dates elected by the participant, thereby allowing the participating Director or employee to defer taxation on such amounts. For a discussion of this plan, see “EXECUTIVE COMPENSATION– Deferred Compensation Plan.”

Director Compensation for Fiscal 2009

The following table provides information on director compensation in fiscal 2009.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Philip T. Gianos	70,000	27,846	77,130	—	—	—	174,976
John L. Doyle	75,000	27,846	77,130	—	—	—	179,976
Jerald G. Fishman	73,000	27,846	77,130	—	—	—	177,976
William G. Howard, Jr.	63,000	27,846	77,130	—	— (4)	—	167,976
J. Michael Patterson	68,000	27,846	83,625	—	—	—	179,471
Willem P. Roelandts	111,834	27,846	606,249	—	—	2,000,000 (5)	2,745,929
Marshall C. Turner	65,000	27,846	103,404	—	— (4)	—	196,250
Elizabeth W. Vanderslice	73,000	27,846	77,130	—	— (4)	—	177,976
____________________

(1)	Includes amounts deferred at the Director’s election.

(2)

Amounts shown do not reflect compensation actually received by the Director. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal 2009 for stock awards as determined pursuant to Statement of Financial Accounting Standards (SFAS) 123(R), “Share-Based Payment” (“SFAS 123(R)”), discounting forfeiture assumptions. These compensation costs reflect stock awards granted in fiscal 2009. No stock awards were made to Directors prior to fiscal 2009. The assumptions used to calculate the value of stock awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009. The grant date fair value of each stock award was $128,549.

(3)

Amounts shown do not reflect compensation actually received by the Director. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal 2009 for all outstanding option awards as determined pursuant to SFAS 123(R), discounting forfeiture assumptions. The assumptions used to calculate the value of stock option awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009. The following aggregate number of option awards were outstanding as of March 28, 2009: Mr. Gianos, 114,052; Mr. Doyle, 114,052; Mr. Fishman, 137,045; Dr. Howard, 114,045; Mr. Patterson, 69,000; Mr. Roelandts, 2,439,020; Mr. Turner, 54,000; and Ms. Vanderslice, 127,045. All of the outstanding options currently held by Mr. Roelandts were granted to him in his capacity as an employee.

(4)

Director participated in the Company’s nonqualified deferred compensation plan in fiscal 2009; however the investment vehicle selected did not produce earnings in fiscal 2009. For more information about this plan see the section entitled “EXECUTIVE COMPENSATION—Deferred Compensation Plan.”

(5)

Reflects payment made in accordance with the Succession Agreement between the Company and Mr. Roelandts. For more information, see the section above entitled “COMPENSATION OF DIRECTORS – Non-Employee Directors – Succession Agreement.”

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program and Elements of Compensation

Our compensation programs are designed to support our business goals and to promote both short-term and long-term growth. This section of the proxy statement explains our compensation programs in general, and how they operate with respect to our named executive officers in particular. This year, our “named executive officers” are the CEO, Moshe Gavrielov, the CFO, Jon Olson and each of the other three most highly compensated executive officers serving as executive officers at the end of fiscal year 2009, Victor Peng, Vincent Ratford and Frank Tornaghi. In addition, as required by SEC rules, we have included two former executive officers, Iain Morris and Boon C. Ooi, because each would have qualified as one of the three most highly compensated executive officers had he been employed with the Company at the end of the fiscal year. Mr. Morris left the Company in the first quarter of the fiscal year and Mr. Ooi left the Company in the fourth quarter of the fiscal year.

The Company uses the elements of cash and equity incentives to achieve its compensation objectives. The cash component of compensation is intended to reflect market competitiveness and performance against annual objectives and to compensate for the duties assigned to the particular executive. Equity awards are also intended to be market competitive and designed to be long-term stock incentives providing officers with a stake in the success of the business and encourage creation of stockholder value. In addition, equity awards are used to encourage and reward achievement of performance objectives. Generally, the types of compensation and benefits provided to the CEO are similar to the compensation and benefits provided to our other executive officers. The Compensation Committee strives to ensure that the total compensation paid to the named executive officers is fair, reasonable and competitive and aligned with performance-based objectives.

Role of the Compensation Committee

The Compensation Committee, in consultation with the Company’s CEO, is responsible for establishing the Company’s compensation and benefits philosophy and strategy. The Compensation Committee also oversees the general compensation policies of the Company and sets specific compensation levels for corporate officers, including the named executive officers. The Compensation Committee also reviews and makes recommendations to the Board regarding the compensation of the CEO. In determining compensation strategy, the Compensation Committee reviews market competitive data to ensure that the Company is able to attract and retain quality employees, including the named executive officers. The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and has done so, as described below, but may not delegate its authority to such advisors.

Compensation Consultant

In fiscal 2009, the Compensation Committee retained the services of Semler Brossy Consulting Group LLC to act as its compensation consultant. Semler Brossy Consulting Group LLC provided the Compensation Committee with general advice on compensation matters.

Compensation Philosophy and Objectives

The primary objectives of the Compensation Committee with respect to determining executive compensation are to attract, motivate and retain talented employees and to align executives’ interests with those of stockholders, with the ultimate objective of improving stockholder value. It is the philosophy of the Compensation Committee that the best way to achieve this is to align executives’ compensation with their level of performance, thereby compensating executives on a “pay for performance” basis.

To achieve these objectives, the Compensation Committee has implemented and oversees compensation plans that tie a significant portion of executives’ overall compensation to our financial performance, including our revenue, share of revenue, operating profit and the trading price of our Common Stock. Overall, the total compensation opportunity is intended to create an executive compensation program which sets compensation targets at the median competitive levels of comparable companies, however compensation above such median levels can result if performance exceeds expectations. The comparable companies considered by the Compensation Committee are described more fully below.

For fiscal 2009, the Compensation Committee approved a bonus program applicable to executives, including the named executive officers, the Xilinx 2009 Executive Incentive Plan (the “Incentive Plan”), which is described in greater detail below. Compensation under the Incentive Plan varied with our financial performance during the fiscal year. Bonus payments to executives corresponded with the Company’s performance during the fiscal year, as well as with their individual performance. This design was intended to accomplish the Company’s goal of aligning executives’ interests with those of stockholders by encouraging the executives to work diligently toward the success of the Company, and to reward, as appropriate, achievement of semi-annual and annual objectives.

In addition to the Incentive Plan, the Company further seeks to advance its objective of aligning executives’ interests with the interests of stockholders through its 2007 Equity Plan. The purpose of the 2007 Equity Plan is to promote the success of our businesses by encouraging equity ownership in the Company. In particular, the 2007 Equity Plan provides officers with incentive to exert maximum effort toward the success of the Company and to participate in such success through acquisition and retention of our Common Stock. In addition, performance-based equity grants under the 2007 Equity Plan are used to reward executives for the Company’s achievement of specified financial objectives.

Performance to be Rewarded and Procedural Approaches to Accomplish Compensation Objectives

The Compensation Committee believes that the executive compensation provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that rewards performance as measured against established goals.

Peer Group Data. To aid in its periodic examination and determination of executive compensation, the Compensation Committee retained the services of Radford Surveys + Consulting (“Radford”) to provide the Radford Executive Compensation Survey to assist in setting executive compensation. In our survey of market data, we focus on companies meeting all or some of the following criteria: (i) they operate in a similar industry as the Company; (ii) they are of roughly similar size (as measured by revenues and aggregate market capitalization) as the Company; (iii) they have growth expectations similar to those of the Company; and (iv) they are companies against whom the Company competes for talent. For fiscal 2009, the peer group companies that were considered are as follows:

Advanced Micro Devices, Inc. Altera Corporation Analog Devices, Inc. Atmel Corporation Broadcom Corporation Cadence Design Systems, Inc. Cypress Semiconductor Corporation	Fairchild Semiconductor International, Inc. Freescale Semiconductor, Inc. KLA-Tencor Corporation LAM Research Corporation Linear Technology Corporation LSI Corporation	Marvell Semiconductor Maxim Integrated Products, Inc. National Semiconductor Corporation Nvidia Corporation ON Semiconductor Corporation Sandisk Corporation Synopsys, Inc.

With the exception of the elimination of Qualcomm as a comparator company, the foregoing list of peer companies is unchanged from fiscal 2008. The Compensation Committee determined that Qualcomm was not a relevant comparator company because of its size in relation to the Company.

Data on the compensation practices of the above-mentioned peer group generally is gathered through searches of publicly available information, including publicly available databases. Peer group data is gathered with respect to base salary, bonus targets and equity awards. The Company also relies on a compensation survey prepared by Radford to assist the Company in benchmarking target salary, bonus and equity compensation levels against the same companies in the peer group identified above. The Radford survey reflects more current information than the information found through publicly available sources. In fiscal 2009, all but five of the peer group companies identified above participated in this Radford survey, but our benchmarking included the entire peer group. The Company uses the survey and publicly available information to measure compensation at the median levels, or the 50th percentile, and also reviews compensation levels above the median level, or the 75th percentile.

CEO Evaluation and Compensation Determination. The Compensation Committee annually reviews the performance of the CEO in light of the goals and objectives of the Company’s executive compensation plans, and based on this review, recommends to the Board for its approval, the CEO’s compensation. The review of the performance and compensation of the CEO and all other named executive officers is conducted annually during the period commencing on or about the middle of May which is called our “Focal Review Period.” The Compensation Committee uses objective data from peer group companies to assist in determining the compensation of the CEO, and compares the data to competitive ranges following statistical analysis and review of subjective policies and practices, including assessment of the CEO’s achievements, and a review of compensation paid to CEOs of the peer group companies. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee considers all relevant factors, including the Company’s performance and relative stockholder return, the value of similar awards to CEOs of the peer group companies, the awards given to the CEO in prior years, and formal feedback from the independent directors and the CEO’s direct reports. The CEO is not present at either Compensation Committee or Board level deliberations concerning his compensation. However, the CEO works with the Compensation Committee in establishing the Company’s compensation and benefits philosophy and strategy for its executives and also makes specific recommendations to the Compensation Committee with respect to the individual compensation for each of the executive officers, including the named executive officers other than himself.

Mr. Gavrielov joined the Company in January 2008 and his compensation was ultimately determined through arm’s length negotiations between Mr. Gavrielov and the Compensation Committee. The Compensation Committee did not make any adjustments to Mr. Gavrielov’s base salary or target bonus in fiscal 2009 because his base salary and target bonus were established in January 2008, and sufficient time had not elapsed to consider adjustments. No equity awards were made to Mr. Gavrielov in fiscal 2009 because of the relative size of the grant that he received upon joining the Company.

Evaluation of Other Named Executive Officers and Compensation Determination. With respect to the other named executive officers, the Compensation Committee annually reviews, with the CEO, the executives’ performance in light of the goals and objectives of the Company, and approves their compensation. The Compensation Committee also considers all relevant factors in approving the level of such compensation, including each executive officer’s performance during the year, specifically an officer’s accomplishments, areas of strength and areas for development. During the Focal Review Period, the CEO and members of the Company’s human resources department document each named executive officer’s performance during the year based on the CEO’s knowledge of each named executive officer’s performance, individual self-assessment and feedback provided by the named executive officer’s peers and direct reports. The CEO also reviews compensation data gathered from Radford as well as from proxy statements and informal compensation surveys, and identifies trends and competitive factors to consider in adjusting executive compensation levels. The CEO then makes a recommendation to the Compensation Committee as to each element of each named executive officer’s compensation.

Compensation Components

Our executive compensation is divided into the following components: base salary, incentive compensation, long-term equity incentive compensation and generally available benefits. Each element is targeted at the median level and all elements are reviewed collectively and targeted to the median level of compensation of our peer group companies.

Base Salary. The Company provides the named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. As noted above, base salaries for our executive officers, including named executive officers, are reviewed and adjusted annually. In determining the base salaries of executive officers, including the named executive officers, the Compensation Committee considers a number of criteria, including the officer’s performance during the prior year, base salary during the prior year, scope of responsibility, breadth of knowledge and individual achievements. In addition, in our determination of executive officers’ base salaries, we review the base salaries being paid to executive officers in comparable positions at companies of similar size and internal review of the executive’s compensation, both individually and relative to other executive officers. The comparable companies used in this analysis are the same peer group companies identified in the discussion above regarding our survey of market data. Determination of base salary is not made in accordance with a strict formula which measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges and to internal policies and practices, including review of the foregoing criteria, all of which are considered when making the determination of base salary. Generally, we believe that executive officers’ base salaries should be targeted at the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy.

In fiscal 2009, of the named executive officers, the base salaries of Mr. Peng, Mr. Ratford and Mr. Ooi were adjusted. At the beginning of fiscal 2009, the Company undertook a functional reorganization pursuant to which Mr. Ratford was promoted to senior vice president. In connection with his promotion and additional responsibilities, Mr. Ratford’s salary was increased by 21.4%. In November 2008, Mr. Ratford assumed his current role as Senior Vice President, Worldwide Marketing and in connection with this new role Mr. Ratford’s salary was increased by an additional 5.9%. The base salary of Mr. Ooi was increased by 5.3% in connection with our Focal Review based on his performance. The base salaries of the other named executive officers were not increased during the Focal Review because their salaries were determined to be competitive at the rates then in effect. In November 2008, the Company’s software engineering and silicon engineering groups were combined into one organization, Programmable Platforms Development, reporting to Mr. Peng and in connection with the additional responsibilities Mr. Peng assumed as a result of these changes, Mr. Peng’s salary was increased by 2.6%.

However, in light of economic and market conditions, subsequent to the fiscal year end, the fiscal 2010 base salary for Mr. Gavrielov was reduced temporarily by 20% and the fiscal 2010 base salaries for all other named executive officers were reduced temporarily by 15%. These temporary reductions will not impact the executives’ target bonus amounts for fiscal 2010 because the Compensation Committee believes that it would not be in the best interests of the Company to reduce compensation incentives for executive performance.

Incentive Opportunities/Compensation. All of our executives, including the named executive officers, are eligible to participate in our cash incentive program which provides for a cash bonus calculated as a percentage of the named executive officer’s annual salary. In fiscal 2009, the Compensation Committee adopted the Incentive Plan under which the CEO’s bonus target was 100% of his annual salary, unchanged from fiscal 2008, and the bonus targets for all other named executive officers were 75% of their annual salary. In fiscal 2008, bonus targets for the named executive officers ranged from 60% to 70% of the named executive officers’ base salary. The bonus targets for executives were increased in fiscal 2009 from fiscal 2008 levels to further tie executive compensation to company and individual performance and to better align with our peer group companies. The Incentive Plan and payouts under the Incentive Plan are described in the section below entitled “2009 Executive Incentive Plan.”

Long-Term Equity Incentive Program. Equity awards are a key element of the Company’s market-competitive total compensation package. Our equity compensation program is intended to align the interests of our officers with those of our stockholders by creating an incentive for our officers to maximize stockholder value. The equity compensation program is also designed to encourage our officers to remain employed with the Company despite a very competitive marketplace. The Company targets the value of its equity awards to be in the median of the peer group companies mentioned above. We provide long-term incentive compensation through the award of stock options that vest over multiple years as well as the award of RSUs and performance-based RSUs. We grant most equity awards on an annual basis in connection with the annual Focal Review and adjustment cycle. In fiscal 2009, stock options were granted under our 2007 Equity Plan to all of our named executive officers other than Mr. Gavrielov. In addition, Mr. Peng was granted RSUs as a new hire grant, in line with market practice. The size and other characteristics of these awards were approved by the Compensation Committee taking into consideration the various factors set forth above, including market-competitiveness, individual performance during the year and the need to provide long-term incentives. For further information about these equity awards, please see the table below entitled “Grant of Plan-Based Awards for Fiscal 2009.”

Elected officers of the Company receive certain acceleration of vesting as follows: options outstanding under our 1988 and 1997 Stock Plans are credited with one year of vesting in the event an elected officer voluntary resigns after attaining age 55 and with at least five years of service to the Company as an elected officer. The 2007 Equity Plan does not provide for automatic acceleration of vesting. However, we have entered into contractual arrangements with certain executive officers, as provided below, to provide for acceleration under certain conditions.

Generally Available Benefit Programs. The Company maintains the ESPP, under which generally all employees are able to purchase our Common Stock through payroll deductions at a discounted price. We also maintain a tax-qualified 401(k) Plan for employees in the U.S., which provides for broad-based employee participation. In fiscal 2009, effective July 1, 2008, the Compensation Committee approved a Company matching program pursuant to which the Company will match up to 50% of the first 8% of an employee’s compensation that the employee contributed to their 401(k) account. Because the program was introduced mid-year, the maximum Company match for calendar year 2008 was $2,250 per employee. For calendar year 2009 and beyond, the maximum Company contribution per year is $4,500 per employee. Prior to July 1, 2008, the Company made discretionary contributions to the 401(k) accounts of all employees when Company performance targets were met. The Compensation Committee changed to the matching contribution model to bring the Company in line with industry standards and encourage employee ownership of their retirement savings.

The Company also offers a number of other benefits to the named executive officers pursuant to benefits programs that provide for broad-based employee participation which includes medical, dental and vision insurance, disability insurance, various other insurance programs, health and dependent care flexible spending accounts, educational assistance, employee assistance and certain other benefits. The terms of these benefits are essentially the same for all eligible employees.

The Company also maintains a nonqualified deferred compensation plan which allows eligible participants, including executive officers and members of the Board, to voluntarily defer receipt of a portion or all of their salary, cash bonus payment or directorship fees, as the case may be, until the date or dates elected by the participants, thereby allowing the participating employees and directors to defer taxation on such amounts. Refer to the section below entitled “Deferred Compensation Plan” for more information about this benefit plan.

Consistent with our compensation philosophy, we intend to continue to maintain market-competitive benefits for all employees, including our named executive officers; provided, however, that the Compensation Committee may revise, amend, or add to the officer’s executive benefits and perquisites if it deems advisable in order to remain competitive with comparable companies and/or to retain individuals who are critical to the Company. We believe the benefits and perquisites we offer are currently at competitive levels for comparable companies.

2009 Executive Incentive Plan

Executive Summary. Under the Incentive Plan, the cash bonuses for the named executive officers were determined using four equally weighted components: (1) the Company’s operating profit as a percentage of sales determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP (the “OP Component”); (2) the strategic component (the “Strategic Component”) based on strategic goals pertaining to such officer’s position and responsibilities; (3) the Company’s revenue growth (the “Growth Component”); and (4) the Company’s share of revenue (the “SOR Component”).

As reflected in the following discussion and accompanying tables, in the first half of the year, the Company exceeded its operating profit goal, resulting in above target payouts under the OP Component, and the Strategic Component payouts to the named executive officers ranged from 75% of target to 125% of target. In the second half of the fiscal year, the Company did not meet its operating profit objective, revenue growth objective, or share of revenue objective, resulting in no payouts under the OP Component, Growth Component, or SOR Component. In the second half of the fiscal year, the Strategic Component payouts to the named executive officers ranged from 125% of target to 140% of target.

Each component is described in more detail below under the sections entitled “Operating Profit Component,” “Strategic Component,” “Growth Component” and “Share of Revenue Component.”

Timing of Payments. The OP Component and Strategic Component were paid semi-annually and the Growth Component and SOR Component were paid annually. The semi-annual and annual, or year-end, payments to the named executive officers for fiscal 2009 performance are set forth in the section entitled “Named Executive Officer Bonuses Under the Incentive Plan – Bonus Summary.”

Operating Profit Component. The OP Component established the goal of reaching 24.3% operating profit by the end of the first half of the fiscal year and to reach 25.8% operating profit by the end of the full fiscal year. This objective was selected in order to increase the Company’s fiscal 2009 operating profit from the fiscal 2008 performance of 23.0%. The OP Component was paid semi-annually in order to drive progressive growth in operating profit to reach the year end objective. Therefore, the OP Component was determined by a formula which measured and rewarded improvements in the Company’s operating profit on a semi-annual basis, with the objective increasing in difficulty for each period. Accordingly, to calculate the OP Component, each tenth of a percent gain in semi-annual operating profit percentage target was subject to a multiplier of 50% and such multiplier was capped at a maximum of 200%. In order to reach the minimum threshold for payout under the OP Component for the first half of the year, the Company had to achieve a minimum operating profit of 23.5%, and to reach the minimum threshold for payout under the OP Component for the second half of the fiscal year, the Company had to achieve a minimum operating profit of 25.0%. The calculation for determining the OP Component Multiplier for the first half of the year was based on the difference between the Company’s actual operating profit for the first half of the year and 22.3%. Therefore, to achieve the target payout amount for the first half of the year, the semi-annual operating profit had to reach 24.3%. For year-end, the calculation for determining the OP Component Multiplier was based on the difference between the Company’s actual year-end operating profit and 23.8%. Therefore, to achieve the target payout amount for year-end, the operating profit percentage had to reach 25.8% for the full year. Assuming the targets of 24.3% and 25.8% were met, the OP Component Payout would equal 100% for each period. The calculation for determining the OP Component Multiplier is set forth in the table below and demonstrates that the Company’s operating profit exceeded its target in the first half of the fiscal year and fell below target in the second half of the fiscal year.

The calculations below of the OP Component Multiplier for the semi-annual and annual periods are based on actual fiscal 2009 Company performance. In connection with the calculation of the OP Component for the first half of fiscal 2009, the Compensation Committee exercised its discretion to exclude the restructuring charge incurred by the Company as a result of a reduction in force in the second quarter of the fiscal year.

OP Component Multipliers

Period	Company OP	Calculation of OP Component
		Multiplier
First Half	26.1%	50% x (26.1% - 22.3%) = 190%
Second	23.2%	50% x (23.2% - 23.8%) = 0%
Half

The total Target OP Component for the year was determined by the following formula:

Bonus % x OP Component Weighting (25%) x Annual Salary = Total Target OP Component

However, the OP Component was paid semi-annually. Therefore, the semi-annual target OP Component payout for each semi-annual period was determined by the following formula:

Bonus % x OP Component Weighting (25%) x Semi-Annual Salary = Semi-Annual OP Component

Strategic Component. Under the Strategic Component, for each semi-annual performance period, each named executive officer was required to have a maximum of five strategic goals, each with a minimum weighting of 20%. Each strategic goal was (1) directly related to the Company’s business objectives and (2) corresponded to such executive’s position and responsibilities at the Company. The strategic goals for the named executive officers related to the broader corporate goals within the following categories:

  Product objectives. Goals related to product innovation and development, product quality and product schedules fell within this category.

  Sales and marketing objectives. Goals related to design wins, marketing strategies and product launches fell within this category.

  Operational objectives. Goals related to fiscal discipline, cost reductions, business efficiencies and profitability fell within this category.

  Organizational objectives. Goals related to the implementation of new employee performance and compensation programs, succession planning and compliance fell within this category.

The total Target Strategic Component was determined by the following formula:

Bonus % x Strategic Component Weighting (25%) x Annual Salary = Total Target Strategic Component

However, the Strategic Component was paid semi-annually. Therefore, the semi-annual target Strategic Component for each semi-annual period was determined by the following formula:

Bonus % x Strategic Component Weighting (25%) x Semi-Annual Salary = Semi-Annual Strategic Component

For all named executive officers other than the CEO, the CEO, in consultation with each executive, assigned a weight to each goal which was measured in proportion to how that goal corresponded to the importance of the business objective involved. At the end of each semi-annual period, the executive was responsible for self-assessing his or her achievement of each goal on a scale of 0% achievement to 150% achievement. The CEO then reviewed the executive’s performance and the executive’s self assessment and recommended to the Compensation Committee the appropriate multiplier, on a scale of 0% to 150%, corresponding to the level of the executive’s achievement.

For the CEO, the Compensation Committee, in consultation with the CEO, assigned a weight to each of the CEO’s goals, which was also measured in proportion to the importance of that goal to the business. At the end of each semi-annual period, the CEO self-assessed his achievement of each goal on the same 0% to 150% scale and submitted the self-assessment to the Compensation Committee.

The table below reflects a hypothetical example of how particular goals would be weighted based on their achievement level, resulting in the calculation of the Strategic Multiplier for an individual Xilinx executive.

STRATEGIC COMPONENT MULTIPLIER (EXAMPLE ONLY)

Goal	Weighting	Achievement Level	Multiplier
#1	20%	100%	20%
#2	30%	50%	15%
#3	30%	100%	30%
#4	20%	150%	30%
		Strategic Multiplier	95%

Following the CEO’s assessment and recommendation, the Compensation Committee approved the Strategic Multiplier and Strategic Component semi-annual payout for each named executive officer for each semi-annual period. With respect to the CEO, the Compensation Committee reviewed the CEO’s self-assessment and made their own assessment of his performance. The Compensation Committee then recommended to the Board of Directors, and the Board of Directors approved, the Strategic Multiplier and Strategic Component semi-annual payout for the CEO for each semi-annual period. In assessing the CEO’s achievements and approving his compensation, the Compensation Committee and the Board of Directors considered his achievements within a broader set of expectations including strategic leadership, organizational quality and effectiveness, management abilities and responsiveness to economic conditions. We are not providing information about the specific goals within each named executive officer’s Strategic Component or the weighting of such goals because we do not believe that the compensation related to the individual goals or their weighting are material. The cash payout for each individual goal comprised less than 12% of the compensation payable to a named executive officer under the Incentive Plan, and less than 4% of the total annual cash compensation payable to a named executive officer in fiscal 2009. Furthermore, individual goals are based on confidential commercial information, and we believe disclosure of this information would cause us competitive harm. The Compensation Committee believed that such goals would be difficult to achieve, but could be achieved with significant effort on the part of the executives. We are providing the Strategic Component Multiplier that was applied and the actual Strategic Component payouts in order to assist an investor’s understanding of our executive compensation. The following table demonstrates, for each named executive officer, his target Strategic Component bonus, Strategic Component Multiplier and actual Strategic Component payout for each semi-annual period:

Actual Semi-Annual and Annual Strategic Component Payouts

	First Half	First Half Actual	Second Half	Second Half Actual
	Strategic	Strategic	Strategic	Strategic
Named Executive	Component	Component	Component	Component
Officer	Multiplier	Payout	Multiplier	Payout
Moshe N. Gavrielov	125%	$109,375	130%	$113,750
Jon A. Olson	103%	$44,419	135%	$58,219
Victor Peng	75%	$26,613	130%	$48,547
Vincent F. Ratford	115%	$36,656	140%	$46,813
Frank A. Tornaghi	100%	$33,750	125%	$42,188
Iain M. Morris (1)	Not Applicable	Not Applicable	Not Applicable	Not Applicable
Boon C. Ooi (2)	125%	$45,703	Not Applicable	Not Applicable
____________________

(1)	Mr. Morris left the Company in the first quarter of the fiscal year and therefore was not eligible for any payouts.

(2)	Mr. Ooi left the Company in the fourth quarter of the fiscal year and therefore was not eligible for payout in the second half of the year.

Semi-Annual Payouts for Named Executive Officers. The semi-annual bonus payments to the named executive officers were based on the OP Component and the Strategic Component only. To determine the semi-annual payments, the OP Component Multiplier and the Strategic Component Multiplier were added together to compile a semi-annual multiplier (the “Semi-Annual Multiplier”). The calculation of the Semi-Annual Multiplier was as follows:

(Bonus % x OP Component Weighting (25%) x OP Component Multiplier) + (Bonus % x Strategic Component Weighting (25%) x Strategic Component Multiplier) = Semi-Annual Multiplier

The Semi-Annual Multiplier for the semi-annual period was then applied to the named executive officer’s salary earned during the first half and second half of the fiscal year.

Growth Component. The Growth Component was designed to reward year-over-year revenue growth. The Growth Component was selected as a goal because the Company sought to increase its total revenue in fiscal 2009 over fiscal 2008 revenue by five percent. The Growth Component was payable annually to drive improved year-end results. The Growth Component was subject to a minimum threshold for payout and a multiplier that increased the payout depending on Company performance. In order to reach the minimum threshold for payout, the Company had to achieve a minimum of one percent revenue growth over fiscal 2008 revenue. Provided one percent growth was achieved, a multiplier (the “Growth Component Multiplier”) of 20% was applied, and for each full percent of revenue growth above one percent, the multiplier increased in 20% increments, with 100% payout achieved if the Company’s revenue increased by five percent. However, the maximum payout was capped at 200% if the Company’s revenue grew by ten percent or greater. In fiscal 2009, no payments were made under the Growth Component because the Company’s revenue did not increase over fiscal 2008 revenue.

Share of Revenue Component. The SOR Component was designed to measure and reward increases in the Company’s share of revenue as compared to certain benchmark programmable logic device (“PLD”) companies identified by the Board of Directors, which were Actel, Altera, and Lattice Semiconductor (collectively the “SOR Benchmark Companies”). The SOR Component was selected as a goal because the Company sought to improve its market position relative to its chief PLD competitors, and the Board of Directors identified the SOR Benchmark Companies as such chief competitors. To determine the Company’s share of revenue as compared to the SOR Benchmark Companies, the Company measured the actual revenue result of the Company and the SOR Benchmark Companies for the fiscal year. The Company’s share of revenue (the “Company SOR”) was determined by dividing the Company’s total annual revenue by the total revenue generated by the Company and the SOR Benchmark Companies during the fiscal year. The SOR Component was subject to a minimum threshold for payout and a multiplier that increased the target payout depending on Company performance. In order to reach the minimum threshold for payout, the Company SOR in fiscal 2009 had to increase from the Company SOR in fiscal 2008, which was 51.6%. Therefore, in fiscal 2009 the minimum target threshold for payout was 51.7% and if the Company SOR reached this threshold, then the SOR Component payout multiplier (the “SOR Component Multiplier”) was 50%. Thereafter, the SOR Component Multiplier increased by 12.5% for each one-tenth of a percentage point above 51.7%, with 100% payout achieved if the Company SOR reached 52.1%. However, the maximum payout was capped at 200% if the Company SOR reached 52.9% or greater. In fiscal 2009, the Company SOR was 51.5% and therefore no payout was made under the SOR Component.

Named Executive Officer Bonuses under the Incentive Plan

The target bonus and bonus percentages for the named executive officers, as well as the actual calculation and amounts paid the named executive officers for fiscal 2009 performance are reflected in the table below.

Bonus Summary

						Total
		Target				Bonus As
Named	Total	Bonus as a	First Half	Second Half	Total	Percentage
Executive	Target	Percentage	of Year,	of Year,	Bonus,	of Salary,
Officer	Bonus	of Salary	Actual	Actual	Actual	Actual
Moshe N. Gavrielov	$700,000	100%	$275,625	$113,750	$389,375	56%
Jon A. Olson	$345,000	75%	$126,356	$58,219	$184,575	40%
Victor Peng	$291,312	75%	$94,034	$48,547	$142,581	37%
Vincent F. Ratford	$261,250	75%	$97,219	$46,813	$144,032	42%
Frank A. Tornaghi	$270,000	75%	$97,875	$42,188	$140,063	39%
Iain M. Morris (1)	Not	Not	Not	Not	Not	Not
	Applicable	Applicable	Applicable	Applicable	Applicable	Applicable
Boon C. Ooi (2)	$296,250	75%	$115,172	Not	$115,172	39%
				Applicable
____________________

(1)	Mr. Morris left the Company in the first quarter of the fiscal year and therefore was not eligible for any payouts.

(2)	Mr. Ooi left the Company in the fourth quarter of the fiscal year and therefore was not eligible for payout in the second half of the year.

Fiscal 2010 Executive Incentive Plan

On April 28, 2009, the Compensation Committee approved an executive incentive plan for fiscal 2010 (the "2010 Incentive Plan"). Similar to the 2009 Executive Incentive Plan, the 2010 Incentive Plan has an operating profit component, a share of revenue component and a strategic component. Given the lack of visibility in forecasting future revenue and in light of the uncertain economic environment, there is no revenue growth component in the 2010 Incentive Plan.

Compared to the 2009 Executive Incentive Plan, the weightings of the different components were adjusted to increase the operating profit component weighting from 25% to 30%, reduce the share of revenue component weighting from 25% to 20% and increase the strategic component weighting from 25% to 50%. These adjustments to the weightings were made in order to increase the emphasis on individual performance and achievement of the Company's strategic objectives for the fiscal year.

Employment and Separation Agreements with Named Executive Officers

Employment Letter Agreements with Moshe N. Gavrielov and Jon A. Olson. The Company maintains employment letter agreements with Messrs. Gavrielov and Olson. Mr. Gavrielov’s employment letter agreement, entered into with Mr. Gavrielov on January 4, 2008, entitles him to certain payments and benefits in the event his employment is terminated at any time due to disability or other than for cause, or if Mr. Gavrielov voluntarily terminates his employment for good reason. This arrangement with Mr. Gavrielov was entered into with him as a part of an arm’s length negotiation with the Compensation Committee when Mr. Gavrielov joined the Company.

The employment letter agreement we entered into with Mr. Olson on June 2, 2005, and amended on February 14, 2008, provides Mr. Olson with certain payments and benefits in the event he is terminated without cause within one year following a change in control of the Company. This arrangement was entered into with Mr. Olson to retain Mr. Olson and ensure his cooperation with and continued commitment to the success of the Company.

A description of the terms of Messrs. Gavrielov’s and Olson’s employment letter agreements, and a quantification of the potential payments and benefits under these agreements, are provided below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Employment Letter Agreement with Iain M. Morris. Mr. Morris became entitled to certain compensation, pursuant to the terms of his employment letter agreement, in connection with the elimination of his position at the Company in the first quarter of the fiscal year. The compensation provided to him is described and quantified in the section entitled “Potential Payments upon Termination or Change in Control.”

Equity Grant Procedures and Guidelines

We have conducted an internal review of our equity granting procedures to ensure that our procedures satisfy both our objectives and all applicable compliance requirements. To this end, the Company has adopted written procedures for the grant of equity awards. With respect to grants to employees and officers, including named executive officers, the Compensation Committee reserves the authority to make grants at such time and with such terms as it deems appropriate in its discretion, subject to the terms of the 2007 Equity Plan. Generally, grants of equity awards are made to officers based on and in connection with the annual review during the Focal Review Period. The Compensation Committee periodically grants equity awards at its scheduled meetings or by unanimous written consent for new hires and promotions. Grants approved during scheduled meetings become effective and are priced as of the date of approval or a pre-determined future date. For example, new hire grants are effective as of the later of the date of approval or the newly hired employee’s start date. Grants approved by unanimous written consent become effective and are priced as of the date the last signature is obtained or as of a predetermined future date. The Compensation Committee has made certain exceptions to these procedures in order to grant an equity award on an executive’s start date, as it did in the case of the option grant to Mr. Gavrielov. The Company has not granted, nor does it intend in the future to grant, equity awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s Common Stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. In any event, because equity compensation awards typically vest over four-year periods, the effect of any immediate increase in the price of the Company’s Common Stock following grant is minimal.

The Board of Directors has delegated to the CEO and CFO limited authority to approve equity award grants to non-officer employees pursuant to the terms of the 2007 Equity Plan, and subject to the provisions of pre-determined guidelines. Specifically, with respect to non-officer employees, our annual focal awards will be granted on or about July 1 of each year (or if such day is not a business day, the first business day thereafter), and other equity awards will generally be granted on the 10th day of the month, or if such day is not a business day, the first business day thereafter that the Company’s stock is traded. The Compensation Committee is responsible for determining and granting all equity awards to executive officers.

Under the 2007 Equity Plan, the exercise price of options and stock appreciation rights may not be less than 100% of the closing price of the shares underlying such options and stock appreciation rights on the date of grant.

Claw-Back Policy

The Board has adopted a policy for seeking the return (claw-back) from executive officers of compensation to the extent such amounts were paid due to financial results that later had to be restated. The policy provides that to the extent the Board, or any committee thereof, and the Company, in their discretion, determine appropriate, the Company may require reimbursement of all or a portion of any bonus, incentive payment, commission, equity-based award or other compensation granted to and received by or for an elected officer beginning in fiscal year 2009, where: (1) the compensation was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (2) the Board (or a committee thereof), in its sole discretion, determines the elected officer engaged in intentional misconduct that was directly responsible for the substantial restatement; and (3) less compensation would have been paid to the elected officer based upon the restated financial results.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our officers, including the named executive officers to align more closely the interests of our officers with those of our stockholders. Under these guidelines, the ownership guideline applicable to the CEO is 50,000 shares and the guideline applicable to other executive officers, including the named executive officers, is 15,000 shares. Executive officers holding such positions on the date our guidelines were adopted must meet these ownership requirements by June 1, 2011 and new executive officers must meet these guidelines within five years after such individual’s receipt of his or her initial grant.

Tax and Accounting Considerations

Deductibility of Executive Compensation. It is our policy generally to qualify compensation paid to named executive officers for deductibility under Section 162(m) of the Tax Code. Section 162(m) of the Tax Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its CEO and next three most highly paid executive officers (other than its CFO). Our stockholder-approved equity plans are qualified so that awards under these plans constitute performance-based compensation not subject to the limit under Section 162(m) of the Tax Code. A portion of the cash payments we make under the 2009 Incentive Plan may not be deductible under Section 162(m) of the Tax Code. The Compensation Committee intends to continue to evaluate the effects of the Tax Code and related U.S. Treasury regulations and the advisability of qualifying its executive compensation for deductibility of such compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, however, the Compensation Committee has not adopted a policy that all compensation must be deductible.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009.

The Compensation Committee
—Philip T. Gianos, Chairman
—J. Michael Patterson
—Elizabeth W. Vanderslice

The following non-employee members of the Board participated in the review, discussions and recommendations with respect to the compensation of the CEO.

—Philip T. Gianos
—John L. Doyle
—Jerald G. Fishman
—William G. Howard, Jr.
—J. Michael Patterson
—Willem P. Roelandts
—Marshall C. Turner
—Elizabeth W. Vanderslice

The foregoing Report of the Compensation Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act of 1933, as amended (the “Securities Act,”) or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table provides compensation information for the named executive officers.

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred	All Other
					Stock	Option	Incentive Plan	Compensation	Compensation
		Salary	Bonus		Awards (1)	Awards (1)	Compensation (2)	Earnings	(3)	Total
Name and Position	Year	($)	($)		($)	($)	($)	($)	($)	($)
Moshe N. Gavrielov	2009	700,000	—		—	1,014,938	389,375	—	—	2,104,313
President and CEO	2008	164,679	—		—	230,198	175,000	—	20,592 (4)	590,469
Jon A. Olson	2009	460,000	—		131,502	503,098	184,575	— (5)	6,750	1,285,925
Senior Vice President, Finance	2008	455,000	—		105,610	559,713	273,783	— (5)	2,150	1,396,256
and Chief Financial Officer	2007	381,250	—		—	650,207	164,161	27,918	1,500	1,225,036
Victor Peng (6)	2009	388,000	100,000	(7)	101,122	248,010	142,581	— (5)	3,750	983,463
Senior Vice President,
Programmable Platforms Development
Vincent F. Ratford (6)	2009	342,500	—		35,040	271,452	144,032	—	—	793,024
Senior Vice President, Worldwide
Marketing
Frank A. Tornaghi (6)	2009	360,000	36,180	(7)	45,727	166,463	140,063	—	5,250	753,683
Senior Vice President, Worldwide
Sales
Iain M. Morris (8)	2009	50,000	—		—	692,107	—	—	1,112,300 (9)	1,854,407
(Former) Executive Vice President	2008	600,000	—		—	701,167	383,625	—	2,150	1,686,942
and General Manager
Boon C. Ooi (8)	2009	295,000	—		113,056	342,743	115,172	— (5)	—	865,971
(Former) Senior Vice President,	2008	355,615	—		81,827	363,442	225,322	— (5)	2,150	1,028,356
Worldwide Operations	2007	290,250	—		—	545,955	114,777	129,276	1,500	1,081,758
and Business Process Reengineering
____________________

(1)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal 2009 for equity awards as determined pursuant to SFAS 123(R), discounting forfeiture assumptions. These compensation costs as they relate to stock awards reflect costs associated with stock awards granted in and prior to fiscal 2009. These compensation costs as they relate to option awards reflect option awards granted in and prior to fiscal 2009. The assumptions used to calculate the value of equity awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in Xilinx’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009.

(2)	Amounts represent bonuses earned for services rendered in fiscal 2009 under the 2009 Executive Incentive Plan.

(3)	Unless otherwise indicated, the amounts in this column consist of Company contributions under its 401(k) Plan.

(4)	The Company reimbursed Mr. Gavrielov for the legal fees incurred by him in connection with the negotiation of his employment arrangement. Amount reflected in table includes tax gross up in an amount equal to approximately 50% of the dollar value of the benefit.

(5)	Named executive officer participates in the Company’s non-qualified deferred compensation plan; however, the investment vehicle selected did not produce earnings in fiscal 2009 or fiscal 2008. For more information about this plan see the section below entitled “EXECUTIVE COMPENSATION—Deferred Compensation Plan.”

(6)	Messrs. Peng, Ratford and Tornaghi became named executive officers in fiscal 2009 and therefore only fiscal 2009 compensation information is provided.

(7)	Represents amount of cash bonus paid to the executive as a hiring incentive.

(8)	Mr. Morris left the Company in the first quarter of the fiscal year. Mr. Ooi left the Company in the fourth quarter of the fiscal year.

(9)	Represents total severance and other dollar amounts paid to Mr. Morris in connection with the termination of his employment. For more information, see “Potential Payments upon Termination or Change in Control – Employment and Separation Agreements with Named Executive Officers.”

Grants of Plan-Based Awards for Fiscal 2009

The following table provides information on equity and non-equity awards granted to our named executive officers during fiscal 2009.

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
			Estimated Future Payouts Under			Estimated Future Payouts Under			Number	Number of	Or Base	Fair Value
			Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards			of Shares	Securities	Price of	of Stock
									of Stock	Underlying	Option	and Option
	Approval	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units (2)	Options (3)	Awards	Awards (4)
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	(S/Sh)	($)
Moshe N. Gavrielov		4/30/08	0	700,000	1,312,500	—	—	—	—	—	—	—
Jon A. Olson	6/25/08	7/1/08	—	—	—	—	—	—	—	60,000	24.29	442,602
		4/30/08	0	345,000	646,875	—	—	—	—	—	—	—
Victor Peng	4/30/08	5/12/08	—	—	—	—	—	—	20,000	170,000	26.34	1,251,183
		4/30/08	0	291,312	546,211	—	—	—	—	—	—	—
Vincent F. Ratford	4/30/08	5/12/08	—	—	—	—	—	—	—	60,000	26.34	441,594
		4/30/08	0	261,250	489,844	—	—	—	—	—	—	—
Frank A. Tornaghi	6/25/08	7/1/08	—	—	—	—	—	—	—	30,000	24.29	221,301
		4/30/08	0	270,000	506,250	—	—	—	—	—	—	—
Iain M. Morris (5)	—	—	—	—	—	—	—	—	—	—	—	—
Boon C. Ooi (5)	6/25/08	7/1/08	—	—	—	—	—	—	—	60,000	24.29	442,602
____________________

(1)	All actual payouts were made under the fiscal 2009 Executive Incentive Plan and are disclosed in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Each RSU reported in this column was granted pursuant to the 2007 Equity Plan and vests in equal annual installments over a period of four years from the date of grant, subject to continued employment with the Company.

(3)	Each option reported in this column was granted pursuant to the 2007 Equity Plan, has a seven-year term and vests over a period of four years from the date of grant in equal monthly increments, subject to continued employment with the Company. The exercise price of each option is equal to 100% of the closing price of the shares underlying the options on the date of grant. The option awards reported in this column are also reflected in the Summary Compensation Table.

(4)	The value of an award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123(R). The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. Regardless of the value placed on an award on the grant date, the actual value of the award will depend on the market value of the Company’s Common Stock at such date in the future when the option is exercised or the stock award is settled.

(5)	The executive left the Company prior to the end of the fiscal year. Options granted during the fiscal year, if any, ceased to vest when the executive terminated service.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table provides information on outstanding stock options and RSUs held by the named executive officers as of March 28, 2009.

											Equity
										Equity	Incentive
			Equity							Incentive	Plan
			Incentive						Market	Plan	Awards:
			Plan						Value	Awards:	Market or
			Awards:					Number of	of Shares	Number of	Payout Value
	Number of	Number of	Number of					Shares or	or	Unearned	of Unearned
	Securities	Securities	Securities					Units of	Units of	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying					Stock	Stock	or Other	or Other
	Unexercised	Unexercised	Unexercised					That Have	That Have	Rights That	Rights That
	Options	Options	Unearned	Option		Option		Not	Not	Have Not	Have Not
	(#)	(#)	Options	Exercise Price		Expiration		Vested(1)	Vested(2)	Vested(3)	Vested(2)
Name	Exercisable	Unexercisable	(#)	($)	Grant Date	Date		(#)	($)	(#)	(#)
Moshe N. Gavrielov	218,750	531,250	—	20.46	01/07/08	01/07/15	(4)	—	—	—	—
Jon A. Olson	187,500	12,500	—	25.66	06/27/05	06/27/15	(5)	—	—	—	—
	53,333	26,667	—	22.80	07/03/06	07/03/16	(6)	—	—	—	—
	23,438	32,812	—	26.97	07/02/07	07/02/14	(7)	—	—	16,501	321,604
	10,000	50,000	—	24.29	07/01/08	07/01/15	(7)	—	—	—	—
Victor Peng	—	170,000	—	26.34	05/12/08	05/12/15	(4)	20,000	389,800	—	—
Vincent F. Ratford	34,375	15,625	—	25.84	03/14/06	03/14/16	(5)	—	—	—	—
	4,083	2,917	—	22.80	07/03/06	07/03/16	(6)	—	—	—	—
	20,000	40,000	—	23.02	11/12/07	11/12/14	(7)	5,001	97,469	—	—
	12,500	47,500	—	26.34	05/12/08	05/12/15	(7)	—	—	—	—
Frank A. Tornaghi	21,938	59,062	—	21.98	02/11/08	02/11/15	(4)	6,750	131,558	—	—
	5,000	25,000	—	24.29	07/01/08	07/01/15	(7)	—	—	—	—
Iain M. Morris	—	—	—	—	—	—		—	—	—	—
Boon C. Ooi	12,656	—	—	26.97	07/02/07	08/09/09		—	—	—	—
	10,156	—	—	23.02	11/12/07	08/09/09		—	—	—	—
	7,500	—	—	24.29	07/01/08	08/09/09		—	—	—	—
____________________

(1)	Vesting of RSUs is time-based. RSUs vest in equal annual installments over a period of four years, subject to continued employment with the Company.

(2)	Market value is computed by multiplying the closing price of the Company’s stock on the last trading day of the fiscal year by the number of shares reported in the adjacent column. The closing price of the Company’s stock on March 27, 2009 was $19.49.

(3)	In fiscal 2008, performance-based RSUs were awarded to certain named executive officers. The RSUs were granted under the 2007 Equity Plan and vest in annual installments over a period of four years from the date of grant. The number of RSUs vesting, if any, on each annual vesting date depends on the extent to which the performance goal is satisfied. If the performance goal is less than 100% satisfied, only a pro-rated portion of the RSU, if any, will vest on the annual vesting date and the unvested shares for that year will carry over to the next annual vesting date, but cannot carry over beyond that if the performance target is not met. The performance goal for each vesting date is based on the average operating margin percentage achieved by the Company over the two-year period ending on the last day of the Company’s most recently completed fiscal year, as compared to the average operating margin percentage of 20 other companies in the logic-based semiconductor industry identified by the Compensation Committee. In order to achieve 100% of the annual vesting amount, the Company must achieve a ranking status in the top one-third of the companies identified by the Compensation Committee. The next potential vesting date for these performance-based RSUs is July 2, 2009, and a maximum of one-third of the unvested shares set forth in this column may vest on that date.

(4)	The stock option vests and becomes exercisable over a period of four years, with 25% of the shares subject to the option vesting six years prior to the expiration date reported for such option in the table above, which is also the first anniversary of the date of grant (the “Initial Vesting Date”), and the remainder of the shares vesting in equal monthly increments over the three years following the Initial Vesting Date, subject to continued employment with the Company.

(5)	The stock option vests and becomes exercisable over a period of four years, with 25% of the shares subject to the option vesting nine years prior to the expiration date reported for such option in the table which is also the first anniversary of the date of grant (the “Initial Vesting Date”), and the remainder of the shares vesting in equal monthly increments over the three years following the Initial Vesting Date, subject to continued employment with the Company.

(6)	The stock option vests and becomes exercisable over a period of four years, with the shares subject to the option vesting in equal monthly increments beginning on the date ten years prior to the expiration date reported for such option in the table below, subject to continued employment with the Company.

(7)	The stock option vests and becomes exercisable over a period of four years, with the shares subject to the option vesting in equal monthly increments beginning on the date seven years prior to the expiration date reported for such option in the table, subject to continued employment with the Company.

Option Exercises and Stock Vested for Fiscal 2009

The following table provides information on stock option exercises by the named executive officers during fiscal 2009.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired	Value Realized on	Acquired on	Value Realized on
	on Exercise	Exercise (1)	Vesting	Vesting (2)
Name	(#)	($)	(#)	($)
Moshe N. Gavrielov	—	—	—	—
Jon A. Olson	—	—	5,499	130,766
Victor Peng	—	—	—	—
Vincent F. Ratford	—	—	1,666	26,073
Frank A. Tornaghi	—	—	2,250	39,893
Iain M. Morris	5,000	4,500	—	—
	10,000	14,000	—	—
Boon C. Ooi	—	—	3,812	90,649
	—	—	1,041	16,292
____________________

(1)	The value realized upon exercise equals the difference between the option exercise price and the fair market value of the Company’s Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized upon vesting is the sum realized by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan which allows eligible participants, including executive officers and members of the Board, to voluntarily defer receipt of a portion or all of their salary, cash bonus payment or directorship fees, as the case may be, until the dates elected by the participants, thereby allowing the participating employees and Directors to defer taxation on such amounts. This deferred compensation plan is offered to highly compensated employees and non-employee Directors in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) Plan. Further, the Company offers the deferred compensation plan as a competitive practice to enable it to attract and retain top talent by providing employees with an opportunity to save in a tax efficient manner.

Amounts credited to the deferred compensation plan consist only of cash compensation that has been earned and payment of which has been deferred by the participant. Under the deferred compensation plan, the Company is obligated to deliver on a future date the deferred compensation credited to the relevant participant’s account, adjusted for any positive or negative investment results from investment alternatives selected by the participant under the deferred compensation plan (the “Obligations”). The Obligations are unsecured general obligations of the Company and rank in parity with other unsecured and subordinated indebtedness of the Company. The Obligations are not transferable, except upon death of a participant. All earnings under the deferred compensation plan are based on the market performance of the investments selected at the direction of the individual participant.

In addition, the Company, acting through the Board, may make discretionary contributions to the accounts of one or more deferred compensation plan participants. In fiscal 2009, there were no discretionary contributions made by the Company to the deferred compensation plan accounts. The deferred compensation plan is evaluated for competitiveness in the marketplace from time to time, but the level of benefits provided is not typically taken into account in determining an executive’s overall compensation package for a particular year.

Nonqualified Deferred Compensation for Fiscal 2009

The following table provides information on non-qualified deferred compensation for the named executive officers during fiscal 2009.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last FY(1)	Last FY	FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
Moshe N. Gavrielov	—	—	—	—	—
Jon A. Olson	449,520	—	(414,887)	—	896,861
Victor Peng	91,958	—	(5,023)	—	86,935
Vincent F. Ratford	—	—	—	—	—
Frank A. Tornaghi	—	—	—	—	—
Iain M. Morris	—	—	—	—	—
Boon C. Ooi	498,589	—	(802,341)	47,937	1,138,792
____________________

(1)	Amounts in column consist of salary and/or bonus earned during fiscal 2009, which is also reported in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

As described above in the section entitled “Compensation Discussion and Analysis – Employment and Separation Agreements with Named Executive Officers,” the Company maintains employment letter agreements with certain of our named executive officers. The narrative and tables that follow describe potential payments and benefits to such executives under their existing employment letter agreements, including payments and benefits that would be due to them in connection with the occurrence of a change in control, assuming their employment terminated and the change in control occurred on March 27, 2009, the last business day of the Company’s fiscal year. However, Mr. Morris’s position with the Company was eliminated in the first quarter of fiscal 2009, and therefore quantification of his separation benefits reflects only the amounts actually paid to him in connection with his separation from the Company.

Employment Letter Agreement with Moshe N. Gavrielov. Under an employment letter agreement that we entered into with Mr. Gavrielov on January 4, 2008, if the Company terminates Mr. Gavrielov’s employment at any time due to disability or other than for “cause” or if Mr. Gavrielov voluntarily terminates his employment for “good reason” (in each case, as defined in his agreement and described below in the section entitled “Definitions of Good Reason, Cause and Change in Control”) then subject to Mr. Gavrielov’s execution of a release of claims in favor of the Company, he will be eligible for: (i) one year of his base salary; (ii) one year of his target bonus; (iii) one year of medical and dental insurance; (iv) a pro rata portion of his bonus for the fiscal year during which his employment was terminated; and (v) 24 months accelerated vesting of all equity grants received from the Company prior to his termination of employment.

Potential Payments upon Termination of Mr. Gavrielov’s Employment. Under his employment agreement, Mr. Gavrielov will receive certain compensation in the event we terminate his employment, as set forth above. Assuming the Company terminated Mr. Gavrielov without cause on March 27, 2009, Mr. Gavrielov would have received the following severance benefits under his employment agreement: (i) a lump sum payment of $700,000, consisting of his annual base salary for fiscal 2009, (ii) a lump sum payment of $700,000, consisting of his target bonus for fiscal 2009; (iii) Company paid COBRA coverage for 12 months valued at $19,307 and (iv) a lump sum payment of $87,500, the pro rata portion of his bonus for the fiscal year during which his employment was terminated. None of Mr. Gavrielov’s options to purchase Common Stock were in-the-money as of March 27, 2009. Specifically, he would not have received additional consideration solely by reason of the acceleration of vesting on any of his outstanding stock options because the exercise price of the options exceeded the closing price of our Common Stock on March 27, 2009, and therefore the net intrinsic value of these options would have been zero. The table below calculates all payments to be made to Mr. Gavrielov in connection with such termination:

		Pro Rata	Medical and
Annual Base	Annual Target	Portion of	Dental	Value of
Salary	Bonus	Target Bonus	Insurance	Options	Total
$700,000	$700,000	$87,500	$19,307	$0	$1,506,807

Employment Letter Agreement with Jon A. Olson. Under an employment letter agreement that we entered into with Mr. Olson on June 2, 2005, and amended on February 14, 2008, in the event the Company experiences a “change in control” and Mr. Olson is terminated without “cause” (in each case, as defined in his agreement and described below in the section entitled “Definitions of Good Reason, Cause and Change in Control”) within one year of such change in control of the Company, and subject to Mr. Olson’s execution of a release of claims in favor of the Company, he will be eligible for one year of each of: (i) his base salary, (ii) his target bonus, (iii) medical and dental insurance and (iv) accelerated vesting of equity grants received from the Company prior to such termination of employment.

Potential Payments upon Change in Control and Termination of Mr. Olson’s Employment. Under his employment agreement, Mr. Olson will receive certain compensation as set forth above. Assuming the Company had experienced a change in control and Mr. Olson’s employment had terminated without cause on March 27, 2009, Mr. Olson would have received the following severance benefits under his employment agreement: (i) a lump sum payment of $460,000, consisting of his annual base salary for fiscal 2009, (ii) a lump sum payment of approximately $345,000, consisting of his target bonus for fiscal 2009, (iii) Company paid COBRA coverage for 12 months valued at $19,307, and (iv) acceleration of the vesting of one year of 5,500 RSUs. None of Mr. Olson’s options to purchase Common Stock were in-the-money as of March 27, 2009. Specifically, he would not have received additional consideration solely by reason of acceleration of vesting on any of his outstanding stock options because the exercise prices of the options exceeded the closing price of our Common Stock on March 27, 2009, and therefore the net intrinsic value of these options would have been zero. The net value of the RSUs would have been $107,195. The table below calculates all payments to be made to Mr. Olson in connection with such termination:

		Medical and
Annual Base	Annual Target	Dental	Value of
Salary	Bonus	Insurance	Options	Value of RSUs	Total
$460,000	$345,000	$19,307	$0	$107,195	$931,502

Definitions of Good Reason, Cause and Change in Control. Under Mr. Gavrielov’s employment letter agreement, the following events would constitute “Good Reason:” (i) a reduction of 10% or more in his base compensation, target bonus opportunity or guaranteed bonus; (ii) a material reduction in his authority, duties or responsibilities; (iii) his no longer being CEO; or (iv) a relocation of the Company’s headquarters outside of the San Francisco Bay Area; provided that Mr. Gavrielov has given the Company notice of, and the Company has failed to cure, the event giving rise to Good Reason and Mr. Gavrielov’s employment terminates within six months of the occurrence of such event.

“Cause” under Mr. Gavrielov’s employment letter agreement includes: (i) continued neglect of or willful failure or misconduct in the performance of his duties; (ii) a material breach of the Company’s Proprietary Information and Inventions Agreement, Code of Conduct or other policies; (iii) fraud, embezzlement or material misappropriation; (iv) conviction of, or entry of a plea of no contest or nolo contendere to a felony; or (v) any continued willful and wrongful act or omission that materially injures the financial condition or business reputation of the Company and its subsidiaries; subject in certain of the above cases to applicable notice and cure periods.

The Company will have “Cause” to terminate Mr. Olson’s employment if he: (i) engages in financial fraud or embezzles property of the Company or any of its subsidiaries; (ii) fails to pay an obligation owed to the Company; (iii) breaches a fiduciary duty or deliberately disregards Company policies, which results in loss to the Company; (iv) engages in any activity for any competitor of the Company or any of its subsidiaries; (v) discloses any confidential information or trade secret, or engages in the theft of any trade secret, of the Company or any of its subsidiaries; or (vi) violates securities, antitrust, unfair competition or other laws or otherwise engages in conduct that puts the Company or any of its subsidiaries at substantial risk of violating such laws.

A “Change in Control” will be deemed to have occurred under Mr. Olson’s agreement in the event: (i) any person or group acquires more than 50% of the fair market value or voting power of the Company’s shares (however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the shares of Common Stock of the Company, then the acquisition of additional shares by that person or persons will not be considered to cause a “Change in Control”); (ii) a change in the majority of the members of the board of directors during any 12-month period unless such change is endorsed by a majority of the board members serving prior to the change; or (iii) any person or group acquires all or substantially all of the assets of the Company.

Other than those described above and the payments to Mr. Morris described below, none of the other named executive officers have severance or change in control agreements with the Company. The Company has not provided any executive officer with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G.

Payments upon Termination of Mr. Morris’ Employment. In the first quarter of the fiscal year, Mr. Morris’ position at the Company was eliminated, and pursuant to the terms of his employment letter agreement, he was entitled to certain compensation. Accordingly, Mr. Morris received the following severance benefits: (i) a lump sum payment of $1,020,000, consisting of his then current annual salary of $600,000 and his target bonus of $420,000, (ii) medical and dental insurance for one year valued at approximately $17,300, and (iii) a lump sum payment of $75,000 for relocation and related expenses. In addition, in exchange for a release of claims in favor of the Company, Mr. Morris received an extension of the post-termination exercise period of his option to November 30, 2008, which date was seven months following his termination date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. It assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. While the Audit Committee sets the overall corporate tone for quality financial reporting, management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and implementation of the reporting process including the systems of internal controls and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. In accordance with the law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors. The Charter of the Audit Committee can be found at www.investor.xilinx.com under “Corporate Governance.”

The Company’s external auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States and the effectiveness of the Company’s internal control over financial reporting. In carrying out its responsibilities, the Audit Committee has the power to retain outside counsel or other experts and is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for the fiscal year ended March 28, 2009 with management and Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP, matters required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with them their independence from the Company and its management.

The Audit Committee also reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of March 28, 2009. The assessment was made using SEC guidelines issued in May 2007 and the control framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has also reviewed and discussed with Ernst & Young LLP its audit of and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the fiscal year ended March 28, 2009.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2009 for filing with the SEC.

.

The Audit Committee of the Board of Directors
—John L. Doyle, Chairman
—J. Michael Patterson
—Marshall C. Turner

The foregoing Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Philip T. Gianos, J. Michael Patterson and Elizabeth W. Vanderslice. No member of the Compensation Committee is, or was during fiscal 2009, an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2009, an executive officer of another company whose board of directors has a comparable committee on which one of the Company’s executive officers serves. For further discussion regarding transactions with related parties, see the section above entitled “Director Independence, Board Meetings and Committees.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, Directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that its officers, Directors and greater-than-10% stockholders complied with all Section 16(a) filing requirements during the 2009 fiscal year.

RELATED TRANSACTIONS

Our Audit Committee is responsible for reviewing and approving all related party transactions. Related parties include any of our Directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. The Audit Committee reviews related party transactions due to the potential for a conflict of interest. A conflict of interest arises when an individual’s personal interest interferes with the Company’s interests. All transactions identified through our disclosure controls and procedures as potential related party transactions, or transactions that may create a conflict of interest or the appearance of a conflict of interest, are brought to the attention of the Audit Committee for its review. In reviewing related party transactions, the Audit Committee applies the standards set forth in the Company’s Code of Conduct and the Directors’ Code of Ethics which provide that Directors, officers and employees are to avoid any activity, investment or association that would cause or even appear to cause a conflict of interest. Copies of the Audit Committee Charter, the Code of Conduct and the Directors’ Code of Ethics are available on our website at http://www.investor.xilinx.com under “Corporate Governance.” For further discussion regarding transactions with related parties, see the section above entitled “Director Independence, Board Meetings and Committees.”

OTHER MATTERS

As reported by Analog Devices, Inc. (“ADI”) in its Form 10-K filed on November 25, 2008, Mr. Fishman and ADI in May 2008 reached a settlement with the SEC concluding the Commission’s investigation into ADI’s stock option granting practices. Neither Mr. Fishman nor ADI admitted or denied any of the Commission’s allegations or findings. The settlement concluded that the appropriate grant dates made by ADI in 1998, 1999 and 2002 should have been, in two instances, one trading day earlier or later and, in one instance, five trading days later. In connection with the settlement, ADI consented to a cease-and-desist order under Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, paid a civil money penalty of $3,000,000, and repriced options granted to Mr. Fishman in 1999 and 2001. Mr. Fishman consented to a cease-and-desist order under Sections 17(a)(2) and (3) of the Securities Act, paid a civil money penalty of $1,000,000, and made a disgorgement payment of $450,000 (plus interest) with respect to options granted in 1998.

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: June 24, 2009

C/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 43078 PROVIDENCE, R.I. 02940-3078
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M15335-P80835	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote on Proposals		For	Against	Abstain

2.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES.	☐	☐	☐

3.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 5,000,000 SHARES.	☐	☐	☐

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S EXTERNAL AUDITORS FOR FISCAL YEAR 2010.	☐	☐	☐
XILINX, INC.

The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3 and 4.

Vote on Directors

1.	Election of Directors:

	Nominees:	For	Against	Abstain

	1a. Philip T. Gianos	☐	☐	☐

	1b. Moshe N. Gavrielov	☐	☐	☐

	1c. John L. Doyle	☐	☐	☐

	1d. Jerald G. Fishman	☐	☐	☐

	1e. William G. Howard, Jr.	☐	☐	☐

	1f. J. Michael Patterson	☐	☐	☐

	1g. Marshall C. Turner	☐	☐	☐

	1h. Elizabeth W. Vanderslice	☐	☐	☐

NOTE: AUTHORIZED SIGNATURES - This section must be completed for your vote to be counted.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

M15336-P80835

XILINX, INC.

The undersigned stockholder of XILINX, INC., a Delaware corporation ("Xilinx"), hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement of Xilinx, each dated June 24, 2009, and hereby appoints Moshe N. Gavrielov and Scott R. Hover-Smoot, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of Xilinx to be held on August 12, 2009 at 1:00 p.m. Pacific Daylight Time at Xilinx, Inc., 2050 Logic Drive, San Jose, California, 95124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock, $0.01 par value, of Xilinx ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF PHILIP T. GIANOS, MOSHE N. GAVRIELOV, JOHN L. DOYLE, JERALD G. FISHMAN, WILLIAM G. HOWARD, JR., J. MICHAEL PATTERSON, MARSHALL C. TURNER AND ELIZABETH W. VANDERSLICE AS DIRECTORS OF XILINX; FOR THE AMENDMENT TO THE COMPANY'S 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN BY 2,000,000 SHARES; FOR THE AMENDMENT TO THE COMPANY'S 2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN BY 5,000,000 SHARES; FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EXTERNAL AUDITORS FOR FISCAL YEAR 2010; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

XILINX, INC.

AMENDED AND RESTATED

1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

(As Amended and Restated Effective May 14, 2009)

     The following constitute the provisions of the 1990 Employee Qualified Stock Purchase Plan (herein called the “Plan”) of Xilinx, Inc. (herein called the “Company”).

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

          (a) “Board” shall mean the Board of Directors of the Company.

          (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (c) “Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company.

          (d) “Company” shall mean Xilinx, Inc., a Delaware corporation.

          (e) “Compensation” shall mean all regular straight time earnings, and all payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

          (f) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) “Employee” shall mean any individual who is an employee of the Company or any Designated Subsidiary for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

          (h) “Exercise Date” shall mean the date one day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Offering Date of each Offering Period, provided that for the Offering Period which began on July 1, 1998 and the Offering Period which will begin on January 1, 1999, all Exercise Dates occurring after January 1, 1999 shall mean one (1) day prior to the date seven (7) months, thirteen (13) months, nineteen (19) months and twenty-five (25) months after the respective commencement dates of such Offering Periods, and provided further that if an Exercise Date would otherwise occur on a day which is not a Trading Day, such Exercise Date shall be the last Trading Day occurring prior to such day.

          (i) “Exercise Period” shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one (1) day prior to the date six (6) months later, provided that the Exercise Period which begins January 1, 1999 shall terminate on July 31, 1999.

          (j) “Offering Period” shall mean a period of twenty-four (24) months consisting of four (4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised, provided that the Offering Period which began on July 1, 1998, and the Offering Period which will begin on January 1, 1999 shall each be twenty-five (25) months long.

          (k) “Offering Date” shall mean the first day of each Offering Period of the Plan.

          (l) “Plan” shall mean this 1990 Employee Qualified Stock Purchase Plan, as amended.

          (m) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (n) “Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

     3. Eligibility.

          (a) Any Employee as defined in Section 2 who shall be employed by the Company on the Offering Date of an Offering Period shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The plan shall be implemented by consecutive, overlapping twenty-four (24) month Offering Periods with a new Offering Period commencing on the first Trading Day occurring on or after the first day of February and August of each year. Subject to the requirements of Section 20, the Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that no Offering Period shall have a duration of more than twenty-seven (27) months.

     5. Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company’s payroll office on or before the Offering Date of the applicable Offering Period, unless an earlier time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the last Exercise Date of the Offering Period to which such authorization is applicable, unless sooner terminated as provided in Section 11.

     6. Payroll Deductions.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) or less than two percent (2%) of his or her Compensation. The aggregate of such payroll deductions during any Offering Period shall not exceed fifteen percent (15%) of his or her aggregate Compensation during said Offering Period.

          (b) All payroll deductions made by a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease the rate or amount of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing and filing with the Company a new subscription agreement authorizing a change in the rate or amount of payroll deductions; provided, however, that a participant may not decrease the rate or amount of his or her payroll deductions more than once in any month in any Exercise Period. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization or after such shorter period as may be permitted by the Company. Subject to the limitations of Section 6(a), a participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 11.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. Grant of Option.

          (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided, however, that the maximum number of Shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $50,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13 hereof. Exercise of each option during the Offering Period shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 11, and each option shall expire at midnight on the last day of the applicable Exercise Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein. Notwithstanding anything to the contrary contained in this Plan, however, the Offering Date for the Offering Period which began on July 1, 1998 shall be deemed (for tax purposes) to be October 8, 1998.

          (b) The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ Stock Market, or, in the event the Common Stock is listed on another stock exchange constituting the primary market for the Common Stock, the fair market value per share shall be the closing price on such exchange on such date, as reported in The Wall Street Journal. In the event the applicable date occurs on a day which is not a Trading Day, the fair market value shall be based on the closing price on the preceding Trading Day.

     8. Exercise of Option. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her. Unless a participant withdraws from the Plan as provided in Section 11, hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased. Any payroll deductions which remain in a participant’s account after the individual has purchased during an Offering Period the maximum number of shares allowable under Section 7 hereof, shall be returned to the participant. Notwithstanding the foregoing, if the payroll deductions remaining in a participant’s account following an Exercise Date are in an amount which was not sufficient to purchase an additional full share, then such amount shall be retained in the participant’s account to be applied during the same or the subsequent Offering Period.

     9. Delivery. As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     10. Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date of an Offering Period (other than the last Exercise Date thereof) than it was on the Offering Date for that Offering Period, all Employees participating in such Offering Period on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. A participant may elect to remain in the previous short Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

     11. Withdrawal; Termination of Employment.

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company pursuant to a form to be provided by the Company. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant’s remaining option or options for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) Upon a participant’s ceasing to be an Employee prior to an Exercise Date for any reason, including retirement or death, or upon termination of a participant’s employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant’s account during the Exercise Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s remaining option or options will be automatically terminated.

          The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

          (c) In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant’s remaining option or options terminated.

          (d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13. Stock.

          (a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 42,540,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan (after deduction of all shares for which options have previously been exercised), the Company shall make a pro rata allocation to the participants on such Exercise Date of the shares remaining available in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

          (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. Administration.

          (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

          (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 14, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

     15. Designation of Beneficiary.

          (a) Subject to compliance with local law and procedures, a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Exercise Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to an Exercise Date.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant or as otherwise required by applicable law.

     16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. Reports. Individual bookkeeping accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     19. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”) as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     20. Amendment or Termination.

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall continue in effect until January 26, 2030 unless sooner terminated under Section 20.

2007 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective May 14, 2009)

This Xilinx, Inc. 2007 Equity Incentive Plan (hereinafter called the “Plan”) was adopted by the Board of Directors of Xilinx, Inc., a Delaware corporation (hereinafter called the “Company”) on May 3, 2006, and approved by the Company’s stockholders at its annual meeting on July 26, 2006. The Plan became effective as of January 1, 2007. The Plan terminates on December 31, 2013.

ARTICLE 1
PURPOSE

The purpose of the Plan is to attract and retain the services of able persons as Employees, Consultants, and Non-Employee Directors of the Company and its Subsidiaries, to provide such persons with a proprietary interest in the Company through the granting of Options, SARs, Restricted Stock, and RSUs, whether granted singly, or in combination, or in tandem, that will (a) increase the interest of such persons in the Company’s welfare, and (b) furnish an incentive to such persons to continue their services for the Company and/or Subsidiary.

ARTICLE 2
DEFINITIONS

For purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     2.1 “Award” means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, or Restricted Stock Unit, whether granted singly, in combination or in tandem.

     2.2 “Award Agreement” means a written or electronic agreement between a Participant and the Company, which sets out the terms of the grant of an Award.

     2.3 “Award Period” means the period during which one or more Awards granted under an Award Agreement may be exercised or earned.

     2.4 “Board” means the Board of Directors of the Company.

     2.5 “Cause” shall mean: (i) engaging in financial fraud; (ii) embezzling property of the Company and/or any Subsidiary; (iii) non-payment of an obligation owed to the Company; (iv) breach of fiduciary duty or deliberate disregard of Company rules, code of conduct or policies resulting in loss, damage or injury to the Company; (v) engaging in any activity for, or affiliating with, any competitor of the Company and/or any Subsidiary; (vi) theft of trade secrets or unauthorized disclosure of any confidential information or trade secret of the Company and/or any Subsidiary; or (vii) engaging in conduct that is a violation of securities laws, antitrust and unfair competition laws, the Foreign Corrupt Practices Act, other laws, or which conduct puts the Company and/or any Subsidiary at substantial risk of violating such laws. The Committee, in its sole discretion, shall determine if a Participant’s termination of employment or cessation of services is for “Cause.”

     2.6 “Change of Control.” A Change of Control shall occur if:

     (a) Any Person, or more than one Person acting as a group, acquires ownership of Shares of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Shares of the Company. However, if any one Person or more than one Person acting as a group, is considered to own more than 50% of the total Fair Market Value or total voting power of the Shares of the Company, the acquisition of additional Shares by the same Person or Persons is not considered to cause a Change in Control;

     (b) A majority of members of the Board of Directors of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election; or

     (c) Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) all or substantially all the assets of the Company.

     2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

     2.8 “Committee” means the Compensation Committee of the Board or such other Committee appointed or designated by the Board to administer the Plan.

     2.9 “Company” means Xilinx, Inc., a Delaware corporation, and any successor entity.

     2.10 “Consultant” means each individual who performs services for the Company and/or any Subsidiary, and who is determined by the Committee to be a consultant to the Company and/or Subsidiary.

     2.11 “Covered Participant” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated as such a covered employee.

     2.12 “Date of Grant” means “date of grant” as determined by the Committee consistent with Statement of Financial Accounting Standards 123(R).

     2.13 “Director” means a member of the Board or the board of directors of any Subsidiary.

     2.14 “Disability” means total and permanent disability of a Participant as described in Section 22(e)(3) of the Code.

     2.15 “Employee” means each individual treated as an employee in the records of the Company and/or any Subsidiary. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.

     2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     2.17 “Exercise Date” means the date specified in the Participant’s Exercise Notice, on which the Participant seeks to exercise an Option or SAR.

     2.18 “Exercise Notice” means the electronic or written notice from the Participant to the Company (or to a designated broker acting as agent for the Company) notifying the Company or designated broker, as applicable, that the Participant seeks to exercise an Option or SAR.

     2.19 “Fair Market Value” of a Share means:

     (a) If the Share is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be its closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

     (b) If the Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Share on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

     (c) In the absence of an established market for the Share, the Fair Market Value shall be determined in good faith by the Committee.

     2.20 “Good Reason” means the assignment to the Participant of duties that result in a material diminution of the Participant’s duties and responsibilities. The Committee, in its sole discretion, shall determine whether a Participant’s termination from employment or cessation of services is for “Good Reason.”

     2.21 “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

     2.22 “Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary who is not an Employee.

     2.23 “Non-qualified Stock Option” or “NQSO” means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.

     2.24 “Option” means either an ISO or NQSO.

     2.25 “Option Price” means the price which must be paid by a Participant upon exercise of an Option to purchase a Share.

     2.26 “Participant” shall mean an Employee, Consultant, or Non-Employee Director to whom an Award is granted under this Plan.

     2.27 “Performance Goal” means the performance goals or objectives established by the Committee as a condition precedent to the vesting of an Award. The Performance Goals related to a Covered Participant are listed in Article 10 of this Plan. The Performance Goals related to a Participant who is not a Covered Participant shall be determined by the Committee in its sole discretion.

     2.28 “Performance Period” means the time period designated by the Committee during which Performance Goals must be met.

     2.29 “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     2.30 “Plan” means this Xilinx, Inc. 2007 Equity Incentive Plan, as amended from time to time.

     2.31 “Restricted Stock” means Shares issued or transferred to a Participant pursuant to Section 6.5 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

     2.32 “Restricted Stock Unit” or “RSU” means a unit denominating a Share that gives the right to receive a payment in cash and/or Shares, and which is subject to restrictions, as described under Section 6.5 of the Plan and in the related Award Agreement.

     2.33 “SAR” or “Stock Appreciation Right” means the right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the SAR Price for such Shares.

     2.34 “SAR Price” means the Fair Market Value of each Share covered by a SAR on the Date of Grant of such SAR.

     2.35 “SEC” shall mean the U.S. Securities and Exchange Commission.

     2.36 “Section 16 Insider” means an officer or Director of the Company or any other Participant whose transactions in Shares are subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

     2.37 “Service” means a Participant’s employment or service with the Company or its Subsidiaries whether in the capacity of an Employee, Director or Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service.

     2.38 “Shares” means the Company’s common stock.

     2.39 “Subsidiary” means a “subsidiary corporation,” as defined under Section 424(f) of the Code.

ARTICLE 3
ADMINISTRATION

     3.1 The Committee shall administer the Plan unless otherwise determined by the Board. However, any Awards granted to members of the Committee (other than pursuant to the automatic grant program under Article 11) must be authorized by a disinterested majority of the Board. The Board may, in its discretion and in accordance with applicable law, delegate authority to one or more elected officers of the Company to grant Awards to Participants who are not Section 16 Insiders. In that event, the applicable provisions of the Plan will be interpreted to permit such officers to take the actions otherwise conferred on the Committee to the extent necessary or appropriate to implement such delegation.

     3.2 Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions delegated to any officer pursuant to Section 3.1, and reassume all powers and authority previously delegated to such officer.

     3.3 The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award.

     3.4 The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan, including, but not limited to, creating sub-plans to take advantage of favorable tax-treatment, or otherwise provide for grants of Awards to Employees, Consultants, or Non-Employee Directors of the Company and/or any Subsidiary residing in non-U.S. jurisdictions. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties.

     3.5 With respect to restrictions in the Plan that are based on the requirements of Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY

The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant, or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee’s determinations under the Plan (including, without limitation, the determination of the individual who is to receive an Award, the form, amount and timing of such Award, and the terms and provisions of such Award and the agreements evidencing the same) need not be uniform and may be made by it selectively among Employees, Consultants, or Non-Employee Directors who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN

     5.1 Total Shares Available. Subject to adjustment as provided in Articles 14 and 15, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 24,000,000, all of which may be granted as Incentive Stock Options.

     5.2 Source of Shares. Shares to be issued may be made available from authorized but unissued Shares, Shares held by the Company in its treasury, or Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of Shares that shall be sufficient to satisfy the requirements of this Plan.

     5.3 Restoration and Retention of Shares. If any Shares subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company because of the Participant’s failure to comply with the terms and conditions of an Award or for any other reason, the Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under the Plan. To the extent an Award under the Plan is settled or paid in cash, Shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of Shares provided for in Section 5.1. If an Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in Shares. To the extent an Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of Shares that may be issued or transferred under the Plan shall be reduced only by the number of Shares actually issued and transferred to the Participant. The Committee may, from time to time, adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

ARTICLE 6
GRANT OF AWARDS

     6.1 Award Agreement. The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the term of the Award, including the total number of Shares subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, the receipt of any other Award under the Plan.

     6.2 Limitations on Awards. The Plan is subject to the following limitations:

     (a) Options. The Option Price cannot be less than 100% of the Fair Market Value of the Share(s) underlying the Option on the Date of Grant of such Option.

     (b) SARs. The SAR Price of a SAR cannot be less than 100% of the Fair Market Value of the Share(s) underlying the SAR on the Date of Grant of such SAR.

     (c) Calendar Year Share Limit. Subject to the adjustments as provided in Articles 14 and 15, the aggregate Awards granted under the Plan to any Participant during any calendar year shall not exceed:

     (i) 4,000,000 Shares subject to Options, SARs or a combination of the foregoing; and

     (ii) 2,000,000 Shares subject to Awards other than Options or SARs.

     (d) Calendar Year Cash Limit. No Participant may receive during any calendar year Awards under the Plan that are to be settled in cash covering an aggregate of more than $6,000,000.

     (e) Term. The term of Awards may not exceed seven (7) years.

     (f) Repricing. The Committee shall not reprice an Option or SAR, whether by directly lowering the exercise price, through the cancellation of an Option or SAR in exchange for a new Option or SAR having a lower exercise price, or by substituting Restricted Stock or RSU awards in place of the Option or SAR, without stockholder approval.

     6.3 Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date Shares are issued.

     6.4 Options.

     (a) In General. The Committee may grant Options under the Plan. ISOs may be granted only to Employees. NQSOs may be granted to Employees, Consultants, and Non-Employee Directors. With respect to each Option, the Committee shall determine the number of Shares subject to the Option, the Option Price, the term of the Option, the time or times at which the Option may be exercised and whether the Option is an ISO or an NQSO.

     (b) Vesting. Subject to Article 15 of the Plan, Options shall vest upon satisfaction of the conditions set forth in the Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

     (c) Special Rule for ISOs. If the aggregate Fair Market Value of Shares (determined as of the Date of Grant) underlying ISOs that first become exercisable during any calendar year exceeds $100,000, the portion of the Option or Options not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option or Options will be treated as an NQSO. The preceding sentence will be applied by taking Options into account in the order in which they were granted.

     6.5 Restricted Stock/Restricted Stock Units. If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of Shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.

     (a) Legend on Shares. Each Participant who is awarded Restricted Stock shall be issued the number of Shares specified in the Award Agreement for such Restricted Stock, and such Shares shall be recorded in the Share transfer records of the Company and ownership of such Shares shall be evidenced by a certificate or book entry notation in the Share transfer records of the Company. Such Shares shall be registered in the name of the Participant, and shall bear or be subject to an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that the Share certificates or other evidence of ownership of the Shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a share power or share powers, endorsed in blank, relating to the Shares of Restricted Stock.

     (b) Restrictions and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:

     (i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign Shares of Restricted Stock and/or Restricted Stock Units.

     (ii) Except as provided in subparagraph (i) above and subject to the terms of a Participant’s Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any dividends thereon. Certificates or evidence of ownership of Shares free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Shares. Certificates for the Shares forfeited under the provisions of the Plan shall be promptly returned to the Company by the forfeiting Participant. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any Shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.

     (iii) The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 15 of the Plan, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

     6.6 SARs.

     (a) In General. A SAR shall entitle the Participant to surrender to the Company the SAR, or a portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore cash or Shares in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.

     (b) Vesting. Subject to Article 15 of the Plan, SARs shall vest upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

ARTICLE 7
AWARD PERIOD; VESTING

The Committee, in its sole discretion, may determine that an Award will be immediately exercisable or vested, in whole or in part, or that all or any portion may not be exercised or vest until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise or vesting, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be exercised or vested.

ARTICLE 8
TERMINATION OF SERVICE

The provisions of this Article 8 shall apply to each Award granted under the Plan other than an Outside Director RSU Award granted pursuant to Article 11, unless otherwise provided in an applicable Award Agreement.

     8.1 In General. If a Participant’s Service is terminated or ceases, other than for Good Reason, Cause, or by reason of death or Disability, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation shall automatically lapse and be forfeited at the close of business on the 30th day following the date of such Participant’s termination or cessation (or if earlier, upon the expiration of the term of the Option or SAR), subject to Section 8.6 and 8.7 below, to the extent applicable.

     8.2 Death or Disability. If a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of Disability, then the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant’s termination (or if earlier, upon the expiration of the option term). If a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of death, vesting of the unvested portion of any Award shall be accelerated on the date of such termination so that the Participant’s Award shall vest with respect to an additional number of Shares in which the Participant would have vested if the Participant had remained in employment or service for a period of 12 months following such termination. Any such vested Award shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant’s death (or if earlier, upon the expiration of the term of the Option or SAR).

     8.3 Suspension or Termination for Cause. If at any time (including after a notice of exercise has been delivered) the Committee reasonably believes that a Participant has committed an act of misconduct as described in Section 2.5, the Committee or an officer of the Company authorized by the Committee may suspend the Participant’s right to receive the benefit of any Award pending a determination by the Committee of whether an act of misconduct amounting to Cause has been committed. If at any time a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by the Company for Cause, the Participant’s entire Award, whether vested or unvested, shall automatically lapse and be forfeited on the date of such termination. Any determination by the Committee with regard to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an “executive officer” for purposes of Section 16 of the Exchange Act, the determination of the Committee shall be subject to the approval of the Board of Directors.

     8.4 Termination for Good Reason. If a Participant’s employment as an Employee, or service as a Consultant or Non-Employee Director is terminated for Good Reason, the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant’s termination (or if earlier, upon the expiration of the term of the Option or SAR).

     8.5 Leave of Absence; Transfer. For purposes of this Plan, a Participant shall not be deemed to have a termination of employment or a cessation of services, if the Participant is either on a leave of absence approved by the Company or any Subsidiary, or the Participant transfers between locations of the Company or any Subsidiary. Notwithstanding the above, vesting of Awards shall cease while a Participant is on a leave of absence unless the Committee or applicable laws and regulations determine[s] otherwise.

     8.6 Extension if Exercise is Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option or SAR within the applicable periods set forth in this Article 8 is prevented by the provisions of Section 18.6, the Option or SAR shall remain exercisable until 30 days after the date the Participant is notified by the Company that the Option or SAR is exercisable, but in any event, no later than the expiration of the term of the Option or SAR.

     8.7 Extension if Participant is a Section 16 Insider. Notwithstanding the foregoing, other than termination for Good Reason, Cause or by reason of death or Disability, if the Participant is a Section 16 Insider at the time of termination or cessation of Service, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation of Service shall automatically lapse and be forfeited at the close of business on the last business day of the seventh month following the date of Participant’s termination or cessation of Service (or if earlier, upon the expiration of the term of the Option or SAR).

ARTICLE 9
EXERCISE OF AWARD

     9.1 In General.

     (a) A vested Award may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions and restrictions of the Plan.

     (b) In no event may an Award be exercised or Shares be issued pursuant to an Award if a necessary listing or quotation of the Shares on a stock exchange or inter-dealer quotation system or any registration under, or compliance with, any laws required under the circumstances has not been accomplished. No Award may be exercised for a fractional Share.

     9.2 Stock Options.

     (a) Subject to such administrative regulations as the Committee may from time to time adopt, an Option may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall deliver to the Company (or designated broker, as agent for the Company) consideration with a value equal to the total Option Price of the Shares to be purchased. The acceptable form(s) of consideration for the total Option Price shall be specified in the Award Agreement. Such consideration may include the following: (i) cash, check, bank draft, or money order payable to the order of the Company, (ii)Shares owned by the Participant on the Exercise Date, valued at their Fair Market Value on the Exercise Date, (iii) by delivery (including by fax) to the Company (or designated broker, as agent for the Company) of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Shares purchased upon exercise of the Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, (iv) a “cashless exercise” mechanism approved by the Committee, and/or (v) in any other form of valid consideration that is acceptable to the Company in its sole discretion.

     (b) Upon payment of all amounts due from the Participant, the Company shall cause Shares then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an ISO, the Company may, at its option, retain possession of the Shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Option or the Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     (c) If the Participant fails to pay for any of the Shares specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Shares may be terminated by the Company.

     9.3 SARs. Subject to the conditions of this Section and such administrative regulations as the Committee may, from time to time, adopt, a SAR may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall receive from the Company in exchange for cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.

     9.4 Tax Withholding. The Company or any Subsidiary (as applicable) is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Such payments shall be required to be made prior to the delivery of any Shares. Such payment may be made in cash, by check, or through the delivery of Shares owned by the Participant (which may be effected by the actual delivery of Shares by the Participant or by the Company’s withholding a number of Shares to be issued upon the exercise of a Share, if applicable), or any combination thereof.

ARTICLE 10
SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

Awards subject to Performance Goals paid to Covered Participants under this Plan shall be governed by the provisions of this Article 10 in addition to the requirements of Article 6. Should the provisions set forth under this Article 10 conflict with the requirements of Article 6, the provisions of this Article 10 shall prevail.

     10.1 Establishment of Performance Goals. All Performance Goals, relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

     10.2 Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee, in its discretion, may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary, without excluding other criteria:

     (a) Increased revenue;

     (b) Net income measures (including, but not limited to, income after capital costs and income before or after taxes);

     (c) Stock price measures (including, but not limited to, growth measures and total stockholder return);

     (d) Market segment share;

     (e) Earnings per Share (actual or targeted growth);

     (f) Cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities);

     (g) Return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

     (h) Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); and

     (i) Expense measures (including, but not limited to, overhead cost and general and administrative expense).

     10.3 Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party “objectivity” standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

     10.4 Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, in its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.

     10.5 Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

     10.6 Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

     10.7 Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions and requirements as the Committee may determine to be necessary to carry out the purpose of this Article 10.

ARTICLE 11
AUTOMATIC OUTSIDE DIRECTOR RESTRICTED STOCK UNIT AWARDS

The Committee may from time to time establish an automatic grant program for Non-Employee Directors who are members of the Board (each an “Outside Director”). Unless and until otherwise determined by the Committee, Awards of Restricted Stock Units (each an “Outside Director RSU Award”) shall be granted automatically without any further action of the Committee and without payment of any monetary consideration by an Outside Director as follows:

     11.1 Initial Grants. Each individual who is first elected or appointed as an Outside Director at any time on or after May 14, 2008 and who has not previously been an employee member of the Board shall be granted automatically, on the first trading day occurring on or after the 10th day of the month next following the date of such initial election or appointment, an Outside Director RSU Award consisting of a whole number of Restricted Stock Units (rounded to the nearest unit) determined by multiplying (a) the quotient of $140,000.00 and the Fair Market Value of a Share on the grant date by (b) the ratio of (i) the number of whole months remaining between the date of such initial election or appointment and December 31 of the same calendar year to (ii) twelve (12).

     11.2 Annual Grants. On the first trading day in January of each calendar year beginning after May 14, 2008, each Outside Director shall be granted automatically an Outside Director RSU Award consisting of a whole number of Restricted Stock Units (rounded to the nearest unit) determined by the quotient of $140,000.00 and the Fair Market Value of a Share on the grant date.

     11.3 Terms of Outside Director RSU Awards. The terms of the Outside Director RSU Awards shall be as follows:

     (a) Vesting; Termination of Service. Subject to Section 15.4, each Outside Director RSU Award shall vest in full and the Restriction Period shall lapse on the first anniversary of the grant date, provided that the Outside Director’s Service has continued through such date. In the event of an Outside Director’s death, the vesting of such individual’s Outside Director RSU Awards shall be accelerated on the date of death so that such Awards shall be vested to the extent they would have vested if the Outside Director had remained in Service for a period of 12 months following death. Any portion of an Outside Director RSU Award which remains unvested following the Outside Director’s termination of Service shall automatically lapse and be forfeited.

     (b) Settlement. Outside Director RSU Awards shall be settled by the issuance to the Participant of Shares on the date which is the later of (i) the date on which such Award vests or (ii) a deferred settlement date elected in accordance with Section 11.3(c).

     (c) Deferred Settlement Election. On or before the last day of each calendar year, each Outside Director who is then in office shall be entitled to make a deferred settlement election that will apply to each Outside Director RSU Award granted to such Outside Director in the following calendar year. Each such deferred settlement election shall be subject to such conditions and shall be made in accordance with such procedures as shall be established from time to time by the Committee, and shall in all respects comply with the applicable requirements of Section 18.1 of the Plan and Section 409A of the Code and the regulations thereunder.

ARTICLE 12
AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 12, the Board may, at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan, in whole or in part; provided, however, that no amendment which requires stockholder approval under the rules of the national exchange on which Shares are listed (or in order for the Plan and Awards awarded under the Plan to comply with Section 422 or Section 162(m) of the Code, including any successors to such sections), shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon; and, provided further, that, subject to Section 18.1, no amendment shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the written consent of the affected Participant.

ARTICLE 13
EFFECTIVE DATE AND TERM

The Plan shall be effective as of January 1, 2007. Subject to earlier termination pursuant to Article 11, the Plan shall have a term of seven (7) years from its effective date and will terminate on December 31, 2013. After termination of the Plan, no future Awards may be made. However, any Awards granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 14
CAPITAL ADJUSTMENTS

     14.1 In General. If at any time while the Plan is in effect, or Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of Shares, or (3) other increase or decrease in such Shares effected without receipt of consideration by the Company, then:

     (a) An equitable adjustment shall be made in the maximum number of Shares then subject to being awarded under the Plan and in the maximum number of Shares that may be awarded to a Participant to the extent that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so awarded.

     (b) Equitable adjustments shall be made in the number of Shares and the Option Price thereof then subject to purchase pursuant to each such Option previously granted and unexercised, to the extent that the same proportion of the Company’s issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate Option Price.

     (c) Equitable adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the extent that the same proportion of the Company’s issued and outstanding Shares in each instance shall remain subject to exercise at the same aggregate SAR Price.

     (d) Equitable adjustments shall be made in the number of outstanding Shares of Restricted Stock and the number of Restricted Stock Units with respect to which restrictions have not yet lapsed prior to any such change.

     14.2 Issuance of Shares or Other Convertible Securities. Except as otherwise expressly provided herein, the issuance by the Company of Shares of any class, or securities convertible into Shares of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of Shares then subject to outstanding Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding Shares of Restricted Stock, or (iv) the number of outstanding Restricted Stock Units.

     14.3 Notification. Upon the occurrence of each event requiring an adjustment with respect to any Award, the Company shall notify each affected Participant of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 15
RECAPITALIZATION; CHANGE OF CONTROL

     15.1 Adjustments, Recapitalizations, Reorganizations, or Other Adjustments. The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     15.2 Acquiring Entity. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or Share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled had the Participant been a stockholder of the Company immediately prior to such transaction.

     15.3 Acquired Entity. In the event of any merger, consolidation or Share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each or any Share subject to the unexercised portions of such outstanding Award, that number of Shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each or any Share held by them, such outstanding Awards to be thereafter exercisable or settled for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all or any portion of Awards may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, Share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the purchase during the 30 day period next preceding such effective date of all or any portion of the Shares subject to such outstanding Awards whether or not such Awards are then vested or exercisable.

     15.4 Change of Control. In the event of a Change of Control, notwithstanding any other provision in this Plan to the contrary, the Committee may, in its sole discretion, and to such extent, if any, as it shall determine, provide that the vesting and exercisability of all or any portion of Awards outstanding and not otherwise canceled in accordance with Section 15.3 above shall be accelerated and all or any Restriction Periods applicable to Restricted Stock and/or Restricted Stock Units shall lapse and expire.

ARTICLE 16
LIQUIDATION OR DISSOLUTION

In case the Company sells all or substantially all of its property, or dissolves, liquidates, or winds up its affairs (each, a “Dissolution Event”), the Participant shall receive, to the extent the participant is vested in an Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Share of the Company.

ARTICLE 17
ADDITIONAL AUTHORITY OF COMMITTEE

In addition to the Committee’s authority set forth elsewhere, in order to maintain a Participant’s rights in the event of any Change of Control or Dissolution Event described under Articles 15 and 16, the Committee, as constituted before the Change of Control or Dissolution Event, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

     (a) provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;

     (b) provide for the purchase of any Award, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant’s rights in the Award had the Award been currently exercisable or payable;

     (c) adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control or Dissolution Event;

     (d) cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after a Change of Control or successor following a Dissolution Event; or

     (e) the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

ARTICLE 18
MISCELLANEOUS PROVISIONS

     18.1 Code Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Code Section 409A and related regulations and U.S. Treasury pronouncements (“Section 409A”), and the Plan shall be so construed. Any Award or portion thereof that constitutes or provides for payment of deferred compensation subject to and not exempted from the requirements of Section 409A (“Section 409A Deferred Compensation”) shall comply with the following:

     (a) Each compensation deferral election (and subsequent deferral election, if any) and each payment election with respect to Section 409A Deferred Compensation shall be made in writing and shall comply in all respects with the requirements of Section 409A and such conditions and procedures as established from time to time by the Committee.

     (b) Each payment of Section 409A Deferred Compensation shall be made only upon the occurrence of one or more of the permissible payment events or times complying with the requirements of Section 409A.

     (c) Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment of Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s “separation from service” (as defined by Section 409A) before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.

     18.2 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

     18.3 No Right to Continued Employment. Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment or service with the Company or any Subsidiary.

     18.4 Indemnification of Board and Committee. No member of the Board of Directors of the Company or the Committee, nor any officer or employee of the Company acting on behalf of the Board of Directors of the Company or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors of the Company or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

     18.5 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

     18.6 Compliance with Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Shares are quoted or traded (including, without limitation, Sections 162(m) and 409A or 422 of the Code), and, as a condition of any sale or issuance of Shares under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Shares, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

     18.7 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     18.8 Assignability. Awards may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Award shall so provide. Notwithstanding the previous sentence, the Committee, in its sole discretion, may allow for the transfer or assignment of a Participant’s Award pursuant to a divorce decree or a domestic relations order, but only if such Participant is a U.S. resident.

     18.9 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

     18.10 Use of Proceeds. Proceeds from the sale of Shares pursuant to Awards granted under this Plan shall constitute general funds of the Company.

     18.11 Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to its choice of law provisions.

     18.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     18.13 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     18.14 Construction. Use of the term “including” in this Plan shall be construed to mean “including, but not limited to.”